                                                                   EXHIBIT 10.18


[CORESTATES LOGO]

--------------------------------------------------------------------------------




                              CREDIT AGREEMENT



                                 $15,000,000




                                   between


                                MLC GROUP, INC.


                                     and


                             CORESTATES BANK, N.A.




                                 dated as of

                                 JUNE 5, 1997




--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


1.  Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
    1.1.         Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
    1.2.         Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

2.  The Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    2.1.         The Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    2.2.         The Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    2.3.         Funding Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 (a)  Requests for Advance.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 (b)  Irrevocability.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (c)  Availability of Funds.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (d)  Funding of Net Amount.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
    2.4.         Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (a)  Base Rate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (b)  LIBO Rate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (c)  Renewals and Conversions of Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (d)  Automatic Reinstatement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
    2.5.         Administrative Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
    2.6.         Reduction or Termination of Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 (a)  Voluntary.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 (b)  Loan Commitment Termination.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
    2.7.         Voluntary Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 (a)  Base Rate Loans.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 (b)  LIBO Rate Loans.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
    2.8.         Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 (a)  Base Rate Loans.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 (b)  LIBO Rate Loans.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 (c)  Form of Payments, Application of Payments, Payment Administration, Etc.   . . . . . . . .  15
                 (d)  Net Payments.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 (e)  Prepayment of LIBO Rate Loans.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 (f)  Demand Deposit Account.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
    2.9.         Changes in Circumstances; Yield Protection . . . . . . . . . . . . . . . . . . . . . . . . . .  16
    2.10.        Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

3.  Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
    3.1.         Organization, Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
    3.2.         Corporate Authority, Validity, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
    3.3.         Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
    3.4.         ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
    3.5.         Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
    3.6.         Not in Default, Judgments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
    3.7.         Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

    3.8.         Permits, Licenses, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
    3.9.         No Materially Adverse Contracts, Etc.20
    3.10.        Compliance with Laws, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 (a)  Compliance Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 (b)  Hazardous Wastes, Substances and Petroleum Products   . . . . . . . . . . . . . . . . . .  20
    3.11.        Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
    3.12.        Subsidiaries, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
    3.13.        Title to Properties, Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
    3.14.        Public Utility Holding Company; Investment Company . . . . . . . . . . . . . . . . . . . . . .  21
    3.15.        Margin Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
    3.16.        Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
    3.17.        Disclosure Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

4.  Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
    4.1.         All Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 (a)  Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 (b)  Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 (c)  Borrowing Base Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 (d)  Covenants; Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 (e)  Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 (f)  Material Adverse Change   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
    4.2.         Conditions to First Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 (a)  Articles, Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 (b)  Evidence of Authorization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 (c)  Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 (d)  Incumbency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 (e)  Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 (f)  Guaranty Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 (g)  Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 (h)  Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 (i)  Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 (j)  Fees, Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

5.  Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
    5.1.         Financial Statements and Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 (a)  Annual Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 (b)  Quarterly Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 (c)  Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 (d)  ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 (e)  Material Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 (f)  Other Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 (g)  Borrowing Base Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 (h)  Monthly Accounts Receivable Aging Report  . . . . . . . . . . . . . . . . . . . . . . . .  24
    5.2.         Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
    5.3.         ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
    5.4.         Compliance with Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

    5.5.         Conduct of Business; Permits and Approvals, Compliance with Laws . . . . . . . . . . . . . . .  25
    5.6.         Maintenance of Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
    5.7.         Payment of Debt; Payment of Taxes, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
    5.8.         Notice of Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
    5.9.         Inspection Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
    5.10.        Generally Accepted Accounting Principles . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
    5.11.        Compliance with Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
    5.12.        Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
    5.13.        Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    5.14.        Restrictive Covenants in Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . .  27

6.  Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    6.1.         Consolidation and Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    6.2.         Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    6.3.         Guarantees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    6.4.         Margin Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    6.5.         Acquisitions and Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    6.6.         Transfer of Assets; Nature of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
    6.7.         Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
    6.8.         Accounting Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
    6.9.         Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
    6.10.        Restriction on Amendment of This Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .  28

7.  Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
    7.1.         Minimum Tangible Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
    7.2.         Debt to Tangible Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
    7.3.         Minimum Interest Expense Coverage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
    7.4.         Borrowing Base . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

8.  Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
    8.1.         Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 (a)  Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 (b)  Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 (c)  Representations, Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 (d)  Bankruptcy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 (e)  Certain Other Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 (f)  Judgments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 (g)  Attachments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 (h)  Change in Control   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 (i)  Security Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 (j)  Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

9.  Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    9.1.         Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

10.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

    10.1.        Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    10.2.        Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    10.3.        Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    10.4.        Participations and Assignments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    10.5.        Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    10.6.        Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    10.7.        Expenses; Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    10.8.        Survival of Warranties and Certain Agreements  . . . . . . . . . . . . . . . . . . . . . . . .  32
    10.9.        Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    10.10.       No Fiduciary Relationship  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    10.11.       Consent to Jurisdiction And Service of Process . . . . . . . . . . . . . . . . . . . . . . . .  33
    10.12.       Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    10.13.       Counterparts; Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
    10.14.       Use of Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
    10.15.       Offsets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
    10.16.       Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34



----------------------------------------------------------

EXHIBIT A        NOTE
EXHIBIT B        BORROWING BASE CERTIFICATE
EXHIBIT C        SECURITY AGREEMENT
EXHIBIT D        GUARANTY AGREEMENT
EXHIBIT E        COMPLIANCE CERTIFICATE

SCHEDULE 1       MISCELLANEOUS INFORMATION

                                CREDIT AGREEMENT


         This Credit Agreement, dated as of June 5, 1997 (this "AGREEMENT"), is entered into by and between MLC GROUP, INC., a Virginia corporation ("MLC") and CORESTATES BANK, N.A., a national banking association ("CORESTATES", "CORESTATES BANK" or the "BANK").

                             PRELIMINARY STATEMENT

         WHEREAS, MLC desires to have available to it a credit facility the proceeds of which may be used for the short-term financing of Leases (as defined herein) and Receivables (as defined herein) prior to the securitization or discounting of same and for the purchase of AMC Inventory and Equipment (as defined herein) and Non-AMC Inventory and Equipment (as defined herein), said Leases, Receivables, AMC Inventory and Equipment and Non-AMC Inventory and Equipment to constitute part of the Collateral (as defined herein).

         WHEREAS, MLC has requested that CoreStates Bank establish such credit facility and make loans to MLC under the terms and conditions hereinafter set forth.

         WHEREAS, MLC Holdings, Inc., a Delaware corporation ("HOLDINGS"), owns, of record and beneficially, all of the capital stock of MLC, has joined in said request for the credit facility, and will unconditionally guarantee the prompt and punctual performance of all liabilities and obligations of MLC hereunder and under any other Loan Document (as defined herein).

         WHEREAS, the Bank is willing to establish such credit facility and to make loans to MLC under the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and promises hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:


                            1.  CERTAIN DEFINITIONS

         1.1.    DEFINITIONS.

         "ACCOUNTS RECEIVABLE AGING REPORT" shall mean a report in summary form of the status of accounts receivable in respect of all Leases and Receivables which are part of the Collateral in form and substance reasonably satisfactory to the Bank.

         "ADDITIONAL AMOUNT" shall have the meaning set forth in Section
         2.8.(e).

         "ADMINISTRATIVE FEE" shall have the meaning set forth in Section 2.5

         "AFFILIATE" shall mean any Person: (1) which directly or indirectly controls, or is controlled by, or is under common control with MLC;
         (2) which directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of MLC; or (3) ten percent (10%) or more





Credit Agreement                       - 1 -                        June 5, 1997
         of whose voting stock of which is directly or indirectly beneficially owned or held by MLC. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "AGREEMENT" shall mean this Credit Agreement, as amended, supplemented, modified, replaced, substituted for or restated from time to time and all exhibits and schedules attached hereto.

         "AMC INVENTORY AND EQUIPMENT" shall mean new or used items of Inventory or Equipment purchased by MLC for sale or lease to any AMC Party under an Asset Management Contract. Once an item of AMC Inventory and Equipment has been sold or leased by MLC to an AMC Party, such item shall no longer be an item of AMC Inventory and Equipment but, instead, shall result in the creation of either a Receivable or a Lease.

         "AMC PARTIES" shall mean those entities approved by CoreStates (in CoreStates' absolute discretion) which become parties to Asset Management Contracts.

         "ASSET MANAGEMENT CONTRACTS" shall mean those leases and contracts which are entered into in the ordinary course of business between MLC and the AMC Parties pursuant to which MLC is obligated to supply an AMC Party with certain computer and other technology equipment. In order to qualify as an Asset Management Contract, the lease or contract must specifically identify the equipment supplied to the AMC Party and must absolutely obligate the AMC Party to purchase or lease the identified equipment from MLC by a date certain.

         "BASE RATE" shall mean, for any day, the higher of the Federal Funds Rate plus 1/2 of 1% or the prime commercial lending rate of CoreStates Bank, N.A., as announced from time to time at its head office, calculated on the basis of 30 day months and a year of 360 days.

         "BORROWING BASE" shall mean: (i) with respect to Leases, the lesser of 100% of the cost of the Equipment subject to Eligible Leases or 100% of the Net Present Value of Lease Payments; (ii) with respect to Receivables, 100% of Eligible Receivables up to $3,000,000; (iii) with respect to AMC Inventory and Equipment, 100% of the cost to MLC of the Eligible AMC Inventory and Equipment, net of all rebates, allowances and credits; and (iv) with respect to Non-AMC Inventory and Equipment, 90% of the cost to MLC of the Eligible Non-AMC Inventory and Equipment up to $1,000,000, net of all rebates, allowances and credits.

         "BORROWING BASE CERTIFICATE" shall mean a certificate in substantially the form attached hereto as Exhibit B which shall be signed by the chief financial officer, treasurer or controller of MLC.

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in Philadelphia are authorized or required to close under the laws of the Commonwealth of Pennsylvania.

         "CAPITALIZED LEASE" shall mean all lease obligations of any Person for any property (whether real, personal or mixed) which have been or should be capitalized on the books of the lessee in accordance with General Accepted Accounting Principles.





Credit Agreement                       - 2 -                        June 5, 1997

         "CAPITALIZED LEASE OBLIGATIONS" with respect to any Person, shall mean the aggregate amount which, in accordance with GAAP, is required to be reported as a liability on the balance sheet of such Person at such time in respect of such Person's interest as lessee under a Capital Lease.

         "CLOSING DATE" shall mean the date closing shall occur.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations with respect thereto in effect from time to time.

         "COLLATERAL" shall have the meaning set forth in Section 9.1.

         "COMPLIANCE CERTIFICATE" shall have the meaning set forth in Section 4.1(b).

         "CREDIT TERMINATION DATE" shall have the meaning set forth in Section 2.2.

         "DEBT" shall mean, as of any date of determination with respect to MLC, without duplication, (i) all items which in accordance with Generally Accepted Accounting Principles would be included in determining total liabilities as shown on the liability side of a balance sheet of MLC as of the date on which Debt is to be determined,
         (ii) all indebtedness of others with respect to which MLC has become liable by way of a guarantee or endorsement (other than for collection or deposit in the ordinary course of business), (iii) all contingent liabilities of MLC, and (iv) lease obligations that, in conformity with GAAP, have been capitalized on MLC's balance sheet.

         "DEBT SERVICE" shall mean actual payments of principal on Debt and Capitalized Lease Obligations (including any Debt or Capital Lease Obligations paid from the sale of equipment during the period), plus Operating Lease expenses during the period, plus interest expense incurred during the period, plus 25% of the outstanding balance under the Note.

         "DEFAULT RATE" on any Loan shall mean the higher of 2% per annum above the Base Rate or 2% per annum above the rate of interest otherwise in effect for such Loan.

         "DOLLARS" shall mean the lawful currency of the United States of America.

         "EBITDA" shall mean the sum of (i) net income, plus (ii) amounts deducted for interest, taxes, depreciation and amortization.

         "ELIGIBLE AMC INVENTORY AND EQUIPMENT" shall mean all AMC Inventory and Equipment so long as: (i) the relevant Asset Management Contract has not been terminated; (ii) the relevant AMC Party is in compliance with its obligations under its Asset Management Contract (and no payment under that Asset Management Contract is more than 30 days past due); (iii) the relevant AMC Party has not notified MLC that MLC is in default of any of its obligations under the Asset Management Contract;
         (iv) the AMC Inventory and Equipment is not subject to any prior assignment, claim, lien, security interest or other limitation on the absolute title of MLC thereto; and (v) the AMC Inventory and Equipment constitutes Collateral as defined in the Security Agreement.





Credit Agreement                        - 3 -                       June 5, 1997

         "ELIGIBLE LEASE" shall mean a Lease in which: (i) MLC is the sole lessor; (ii) the Lease arose in the ordinary course of business of MLC; (iii) the lessee is not an Affiliate of MLC or Holdings; (iv) the Equipment has been delivered to the lessee and is currently subject to the Lease; (v) neither the Lease nor the related Equipment is subject to any prior assignment, claim, lien, security interest or other limitation on the absolute title of MLC thereto; (vi) the Lease payments are not more than 60 days past due with respect to any payment required thereby; (vii) the Lease provides that the obligations of the lessee to make payments thereunder is absolute;
         (viii) the Lease is freely assignable; (ix) the Lease is not subject to any defense of the lessee; (x) the lessee is not the subject of an bankruptcy, reorganization or similar proceedings and is not insolvent; (xi) the Lease is with a lessee/account debtor which is not located outside of the United States of America; (xii) the Lease has not been part of the Borrowing Base for more than 12 months; (xiii) the Lease is dated and has been in effect for not more than 90 days; and (xiv) the Lease and the Equipment being leased constitute Collateral as defined in the Security Agreement. In addition, the aggregate of all Eligible Receivables and Eligible Leases for any one account debtor/lessee or group of affiliated account debtors/lessees which is included in the Collateral shall not at any time exceed: (i) $10,000,000 for Investment Grade Credits; and $2,500,000 for Non-Investment Grade Credits.

         "ELIGIBLE NON-AMC INVENTORY AND EQUIPMENT" shall mean all Non-AMC Inventory and Equipment so long as such AMC Inventory and Equipment:
         (i) has a wholesale value equal to or greater than the cost of same to MLC; (ii) is not subject to any prior assignment, claim, lien, security interest or other limitation on the absolute title of MLC thereto; and (ii) constitutes Collateral as defined in the Security Agreement.

         "ELIGIBLE RECEIVABLE" shall mean any Receivables with respect to which: (i) MLC is the sole account creditor; (ii) the Receivable arose in the ordinary course of business of MLC; (iii) the account debtor is not an Affiliate of MLC or Holdings; (iv) the goods giving rise to the Receivable have been delivered to the account debtor; (v) the Receivable is not subject to any prior assignment, claim, lien, security interest or other limitation on the absolute title of MLC thereto; (vi) the Receivable is not more than 30 days past due; (vii) the Receivable is not subject to any defense of the account debtor;
         (viii) the Receivable is freely assignable; (ix) the Receivable is not questionable as to collectibility; (x) the account debtor is not the subject of an bankruptcy, reorganization or similar proceedings and is not insolvent; (xi) the Receivable is with an account debtor which is not located outside of the United States of America; (xii) the Receivable does not have a due date longer than 60 days from the date of provision of the goods to the account debtor; and (xiii) the Receivable constitutes Collateral as defined in the Security Agreement. In addition, the aggregate of all Eligible Receivables and Eligible Leases for any one account debtor/lessee or group of affiliated account debtors/lessees which is included in the Collateral shall not at any time exceed: (i) $10,000,000 for Investment Grade Credits; and $2,500,000 for Non-Investment Grade Credits.

         "ENVIRONMENTAL CONTROL STATUTES" shall mean each and every applicable federal, state, county or municipal environmental statute, ordinance, rule, regulation, order, directive or requirement, together with all successor statutes, ordinances, rules, regulations, orders, directives or requirements, of any Governmental Authority, including without limitation laws in any way related to Hazardous Substances.





Credit Agreement                     - 4 -                          June 5, 1997

         "EQUIPMENT" shall mean new and used equipment purchased by MLC from unaffiliated Persons for lease to unaffiliated Persons. The term "equipment" also shall include all items shown on the original purchase invoice pertaining to said equipment including computer software, installation charges and training.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

         "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as MLC within the meaning of
         Section 414(b) of the Code, or any trade or business which is under common control with MLC within the meaning of Section 414(c) of the Code.

         "EVENT OF DEFAULT" shall have the meaning set forth in Section 8.1.

         "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

         "FISCAL QUARTER" shall mean a fiscal quarter of MLC, which shall be any quarterly period ending on March 31, June 30, September 30 or December 31 of any year.

         "FISCAL YEAR" shall mean a fiscal year of MLC, which shall end on the last day of March.

         "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" OR "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

         "GOVERNMENTAL AUTHORITY" shall mean the federal, state, county or municipal government, or any department, agency, bureau or other similar type body obtaining authority therefrom or created pursuant to any laws, including without limitation Environmental Control Statutes.

         "GUARANTY AGREEMENT" shall mean that certain guaranty agreement of even date herewith made by Holdings in favor of the Bank with respect to the obligations of MLC to the Bank, the form of which is attached hereto as Exhibit D.

         "HAZARDOUS SUBSTANCES" shall mean without limitation, any regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant or contaminant, as defined or referred to in the Resource Conservation and Recovery Act, as amended, 15 U.S.C., Section 2601 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act, 33 U.S.C. Section 1251 et seq.; the federal underground storage tank law, Subtitle I of the Resource Conservation and Recovery Act, as amended, P.L. 98-616, 42 U.S.C. Section 6901 et seq.; together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof, as well as words of similar purport or meaning referred to in any other federal, state, county or municipal environmental statute, ordinance, rule or regulation.





Credit Agreement                    - 5 -                           June 5, 1997

         "INDEBTEDNESS FOR BORROWED MONEY" shall mean (i) all indebtedness, liabilities, and obligations, now existing or hereafter arising, for money borrowed by MLC, whether or not evidenced by any note, indenture, or agreement (including, without limitation, the Note and any indebtedness for money borrowed from an Affiliate) and (ii) all indebtedness of others for money borrowed (including indebtedness of an Affiliate) with respect to which MLC has become liable by way of a guarantee or indemnity.

         "INTANGIBLE ASSETS" shall mean all assets which would be classed as intangible assets under GAAP consistently applied, including, without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs, and research and development costs). For purposes of this definition, prepayments of taxes, license fees and other expenses shall not be deemed Intangible Assets.

         "INTEREST PERIOD" shall mean with respect to any LIBO Rate Loan, each period commencing on the date any such Loan is made, or, with respect to a Loan being renewed, the last day of the next preceding Interest Period with respect to a Loan, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day of the calendar month) in the first, second or third calendar month thereafter as selected under the procedures specified in Section 2.3, if the Bank is then offering LIBO Rate Loans for such period; provided that each LIBO Rate Loan Interest Period which would otherwise end on a day which is not a Business Day (or, for purposes of Loans to be repaid on a London Business Day, such day is not a London Business Day) shall end on the next succeeding Business Day (or London Business Day, as appropriate) unless such next succeeding Business Day (or London Business Day, as appropriate) falls in the next succeeding calendar month, in which case the Interest Period shall end on the next preceding Business Day (or London Business Day, as appropriate).

         "INVENTORY" shall mean new and used goods purchased by MLC from unaffiliated Persons for sale to unaffiliated Persons. The term "inventory" also shall include all items shown on the original purchase invoice pertaining to said inventory including computer software, installation charges and training.

         "INVESTMENT" in any Person shall mean (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than any such deposit, advance, loan or extension of credit having a term not exceeding 90 days in the case of unaffiliated Persons and 120 days in the case of Affiliates representing the purchase price of inventory or supplies purchased in the ordinary course of business) or guarantee or assumption of, or other contingent obligation with respect to, Indebtedness for Borrowed Money or other liability of such Person; and
         (c) (without duplication of the amounts included in (a) and (b)) any amount that may, pursuant to the terms of such investment, be required to be paid, deposited, advanced, lent or extended to or guaranteed or assumed on behalf of such Person.

         "INVESTMENT GRADE CREDIT" shall mean any account debtor/lessee of MLC which is rated BBB- or higher by Standard & Poor's or Baa3 or higher by Moody's.





Credit Agreement                       - 6 -                        June 5, 1997

         "LEASE" shall mean any lease of Equipment (or conditional sales agreement or similar financing arrangement) made by MLC, as lessor.

         "LIBO RATE" shall mean, for the applicable Interest Period, (i) the rate, rounded upwards to the next one-sixteenth of one percent, determined by the Bank two London Business Days prior to the date of the corresponding LIBO Rate Loan, at which the Bank is offered deposits in dollars at approximately 11:00 A.M., London time by leading banks in the interbank Eurodollar or eurocurrency market for delivery on the date of such Loan in an amount and for a period comparable to the amount and Interest Period of such Loan and in like funds, divided by (ii) a number equal to one (1.0) minus the LIBO Rate Reserve Percentage. The LIBO Rate shall be adjusted automatically with respect to any LIBO Rate Loan outstanding on the effective date of any change in the LIBO Rate Reserve Percentage, as of such effective date. LIBO Rate shall be calculated on the basis of the number of days elapsed in a year of 360 days.

         "LIBO RATE LOANS" shall mean Revolving Credit Loans and Term Loans accruing interest based on the LIBO Rate.

         "LIBO RATE RESERVE PERCENTAGE" shall mean, for any LIBO Rate Loan for any Interest Period therefor, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by the Bank against "Eurocurrency liabilities" (as such term is used in Regulation
         D) but without benefit of credit proration, exemptions, or offsets that might otherwise be available to the Bank from time to time under Regulation D. Without limiting the effect of the foregoing, the LIBO Rate Reserve Percentage shall reflect any other reserves required to be maintained by the Bank against (1) any category of liabilities which includes deposits by reference to which the rate for LIBO Rate Loans is to be determined; or (2) any category of extension of credit or other assets which include LIBO Rate Loans.

         "LIEN" shall mean any lien, mortgage, security interest, chattel mortgage, pledge or other encumbrance (statutory or otherwise) of any kind securing satisfaction of an Obligation, including any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

         "LOAN" or "LOANS" shall mean the meanings set forth in Section 2.1.

         "LOAN COMMITMENT" shall have the meaning set forth in Section 2.1.

         "LOAN DOCUMENTS" shall mean this Agreement, the Note, the Security Agreement, the Guaranty Agreement and all other documents directly related or incidental to said documents, the Loans or the Collateral.

         "MATERIAL ADVERSE CHANGE" shall mean any event or condition which, in the reasonable determination of the Bank, could result in a material adverse change in the financial condition, business, properties or profits of MLC, or which gives reasonable grounds to conclude that MLC,





Credit Agreement                       - 7 -                        June 5, 1997
         may not or will not be able to perform or observe (in the normal course) its obligations under the Loan Documents to which it is a party, including but not limited to the Note.

         "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect (i) on the financial condition, business, properties, or profits of MLC, (ii) the ability of MLC to perform its obligations under this Agreement, the Note and the other Loan Documents, or (iii) the legality, validity or enforceability of this Agreement or the Note or the rights and remedies of the holders of the Loans.

         "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in ERISA Section 4001(a)(3), which covers employees of MLC or any ERISA Affiliate.

         "NET COST" shall mean with respect to any item of Inventory, the net cost to MLC of such Inventory, excluding delivery, installation and similar charges and after giving effect to all discounts and credits provided in connection with the purchase thereof, as established by the invoice for such Inventory, a copy of which MLC shall deliver to CoreStates upon CoreStates' request.

         "NET INCOME" shall mean net income after income taxes as shown on the balance sheet.

         "NET PRESENT VALUE OF LEASE PAYMENTS" shall mean, with respect to any Eligible Lease, the Present Value of Lease Payments less any sums payable by MLC under that Eligible Lease.

         "NET WORTH" shall mean the sum of capital stock, plus paid-in capital, plus retained earnings and Debt subordinated to the Obligations, minus treasury stock.

         "NON-AMC INVENTORY AND EQUIPMENT" shall mean new or used items of Inventory or Equipment purchased by MLC for sale or lease to any Person other than an AMC Party. Once an item of Non-AMC Inventory and Equipment has been sold or leased by MLC to a Person, such item shall no longer be an item of Non-AMC Inventory and Equipment but, instead, shall result in the creation of either a Receivable or a Lease.

         "NON-INVESTMENT GRADE CREDIT" shall mean any account debtor/lessee of MLC which is not an Investment Grade Credit.

         "NOTE" shall have the meaning set forth in Section 2.2.

         "OBLIGATIONS" shall mean all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due, or payable to the Bank by or from MLC arising out of this Agreement or any other Loan Document, including, without limitation, all obligations to repay principal of and interest on the Loans, and to pay interest, fees, costs, charges, expenses, professional fees, and all sums chargeable to MLC or for which MLC is liable as indemnitor under the Loan Documents, whether or not evidenced by any note or other instrument.

         "OPERATING LEASE" shall mean an operating lease as defined by Generally Accepted Accounting Principles, excluding all leases the expenses of which may be charged to a customer of MLC pursuant to the written terms of the contract with such customer.





Credit Agreement                     - 8 -                          June 5, 1997

         "ORDINARY COURSE SALE OR FINANCING" shall mean each of the following to occur in the ordinary course of business of MLC:

                 (a) the sale (including the installment or conditional sale) by MLC of Inventory so long as MLC receives from such sale 100% of the Net Cost of the Inventory being sold;

                 (b) the financing (including refinancing) by MLC of Inventory with a lender other than CoreStates so long as MLC receives from such financing 100% of the Net Cost of the Inventory being financed; provided, however, that except to the extent otherwise provided in clause (d) below in connection with the simultaneous sale or financing of any Lease described therein (i) any Lien granted by MLC to such lender in connection with such financing (which may a first priority Lien) shall not attach to any property of MLC other than the specific financed Inventory, and (ii) the Debt of MLC to such lender in connection with such financing shall be without recourse to MLC except with respect to MLC's interest in the financed Inventory;

                 (c) the sale by MLC of its ownership interest in any Inventory which has been refinanced in an Ordinary Course Sale or Financing described in clause (b) above; and

                 (d) the sale, financing (including refinancing) by MLC of any Lease providing for the lease of Inventory so long as MLC receives from such sale or financing 100% of the Net Present Value of Lease Payments for the Leases being sold or financed; provided, however, that, except to the extent otherwise provided in the clause (b) above in connection with the simultaneous financing of Inventory (i) any Lien granted by MLC to such lender in connection with any such financing (which may be a first priority Lien) shall not attach to any property of MLC other than the specific financed Lease, and
                 (ii) the Debt of MLC to such lender in connection with such financing shall be without recourse to MLC except with respect to MLC's interest in the financed Lease.

         Notwithstanding the foregoing, a financing transaction described in clauses (b) or (d) above shall still qualify as an Ordinary Course Sale or Financing even if the Debt of MLC to such lender in connection with such financing is with recourse to MLC, as long as the total of such recourse financing is not more than 15% of the total amount of such financing in effect at any time under clauses (b) and (d).

         "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

         "PENSION PLAN" shall mean, at any time, any Plan (including a Multiemployer Plan), the funding requirements of which (under ERISA
         Section 302 or Code Section 412) are, or at any time within the six years immediately preceding the time in question, were in whole or in part, the responsibility of MLC or any ERISA Affiliate.

         "PERMITTED LIENS" shall mean (a) any Liens for current taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by MLC by appropriate proceedings and for which adequate reserves have been established by MLC as reflected in MLC's financial statements; (b) any mechanic's, materialman's, carrier's, warehousemen's or similar Liens for sums not yet due or being contested in good faith by MLC by appropriate proceedings





Credit Agreement                    - 9 -                           June 5, 1997
         and for which adequate reserves have been established by MLC as reflected in MLC's financial statements; (c) easements, rights-of-way, restrictions and other similar encumbrances on the real property or fixtures of MLC incurred in the ordinary course of business which individually or in the aggregate are not substantial in amount and which do not in any case materially detract from the value or marketability of the property subject thereto or interfere with the ordinary conduct of the business of MLC; (d) Liens (other than Liens imposed on any property of MLC pursuant to ERISA or Section 412 of the
         Code) incurred or deposits made in the ordinary course of business, including Liens in connection with workers' compensation, unemployment insurance and other types of social security and Liens to secure performance of tenders, statutory obligations, surety and appeal bonds (in the case of appeal bonds such Lien shall not secure any reimbursement or indemnity obligation in an amount greater than $250,000), bids, leases that are not Capitalized Leases, performance bonds, sales contracts and other similar obligations, in each case, not incurred in connection with the obtaining of credit or the payment of a deferred purchase price, and which do not, in the aggregate, result in a Material Adverse Effect; (e) Liens, if any, existing on the date hereof and listed in Schedule 1 hereto; and (f) Liens on specific assets, if any, whether existing on the date hereof or hereafter created, with respect to Indebtedness for Borrowed Money of a type similar to that contemplated herein (including any Lien on Inventory, Equipment or Leases granted in connection with a nonrecourse refinancing transaction which qualifies as an Ordinary Course Sale or Financing) provided that no such Lien shall be a Lien on any of the Collateral.

         "PERSON" shall mean any individual, corporation, partnership, joint venture, association, company, business trust or entity, or other entity of whatever nature.

         "PLAN" shall mean an employee benefit plan as defined in Section 3(3) of ERISA, other than a Multiemployer Plan, whether formal or informal and whether legally binding or not.

         "POTENTIAL DEFAULT" shall mean an event, condition or circumstance that with the giving of notice or lapse of time or both would become an Event of Default.

         "PRESENT VALUE OF LEASE PAYMENTS" shall mean the sum of all payments required to be paid to MLC under the Eligible Leases with each of such payments discounted to its present value by applying a discount rate to each payment equal to the interest rate then applicable under the Note; provided, however, that any payment under an Eligible Lease shall only be included for the purpose of calculating the Present Value of Lease Payments if (i) the payment is not yet due under the Lease; and (ii) the lessee has no discretion as to whether or not to make the payment.

         "PROHIBITED TRANSACTION" shall mean a transaction that is prohibited under Code Section 4975 or ERISA Section 406 and not exempt under Code
         Section 4975 or ERISA Section 408.

         "RECEIVABLES" shall mean all contractual accounts receivable of MLC.

         "REGULATION" shall mean any statute, law, ordinance, regulation, order or rule of any United States or foreign, federal, state, local or other government or governmental body, including, without limitation, those covering or related to banking, financial transactions, securities, public utilities, environmental control, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wages and hours, employee benefits, and price and wage control matters.





Credit Agreement                     - 10 -                         June 5, 1997

         "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as it may be amended from time to time.

         "REGULATORY CHANGE" shall mean any change after the date of this Agreement in any Regulation (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests of or under any Regulation (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof applying to a class of banks but excluding any foreign office of the Bank.

         "RELEASE" shall mean without limitation, the presence, leaking, leaching, pouring, emptying, discharging, spilling, using, generating, manufacturing, refining, transporting, treating, or storing of Hazardous Substances at, into, onto, from or about the property or the threat thereof, regardless of whether the result of an intentional or unintentional action or omission, and which is in violation of applicable law.

         "REPORTABLE EVENT" shall mean, with respect to a Pension Plan: (a) Any of the events set forth in ERISA Sections 4043(b) (other than a reportable event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations) or 4063(a) or the regulations thereunder, (b) an event requiring any MLC or any ERISA Affiliate to provide security to a Pension Plan under Code Section 401(a)(29) and (c) any failure by any MLC or any ERISA Affiliate to make payments required by Code Section 412(m).

         "SECURITY AGREEMENT" shall mean the Security Agreement in the form and substance attached hereto as Exhibit C.

         "SOLVENT" shall mean, with respect to any Person, that the aggregate present fair saleable value of such Person's assets is in excess of the total amount of its probable liabilities on its existing debts as they become absolute and matured, such Person has not incurred debts beyond its foreseeable ability to pay such debts as they mature, and such Person has capital adequate to conduct the business it is presently engaged in or is about to engage in.

         "SUBSIDIARY" shall mean a corporation or other entity the shares of stock or other equity interests of which having ordinary voting power (other than stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or both, by MLC.

         "TANGIBLE NET WORTH" shall mean Net Worth, minus Intangible Assets.

         "TAXES" shall have the meaning set forth in Section 2.8.(d).

         "TERMINATION EVENT" shall mean, with respect to a Pension Plan: (a) a Reportable Event, (b) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under ERISA Section 4041(c),
         (c) the institution of proceedings to terminate a Pension Plan under ERISA Section 4042 or (d) the appointment of a trustee to administer any Pension Plan under ERISA Section 4042.





Credit Agreement                       - 11 -                       June 5, 1997

         "UNFUNDED PENSION LIABILITIES" shall mean, with respect to any Pension Plan at any time, the amount determined by taking the accumulated benefit obligation, as disclosed in accordance with Statement of Accounting Standards No. 87, over the fair market value of Pension Plan assets.

         "UNRECOGNIZED RETIREE WELFARE LIABILITY" shall mean, with respect to any Plan that provides post-retirement benefits other than pension benefits, the amount of the accumulated post-retirement benefit obligation, as determined in accordance with Statement of Financial Accounting Standards No. 106, as of the most recent valuation date. Prior to the date such statement is applicable to any MLC, such amount of the obligation shall be based on an estimate made in good faith.

         1.2. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles consistent with those applied in the preparation of the financial statements referred to in Section 3.5, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.


                                 2.  THE CREDIT

         2.1. THE LOANS. Subject to the terms and conditions herein set forth, CoreStates Bank agrees to make loans (herein called individually a "LOAN" and collectively, the "LOANS") to MLC upon receipt of loan requests therefor. Each Loan made shall be in a minimum principal amount of two hundred and fifty thousand dollars ($250,000). All Loans together shall not exceed an aggregate principal amount outstanding at any time of FIFTEEN MILLION DOLLARS ($15,000,000) from the date hereof through Credit Termination Date (such amount, as the same may be reduced pursuant to Section 2.6 hereof being hereinafter called the "LOAN COMMITMENT"). All Loans shall be made to MLC at the main office of the Bank, Broad and Chestnut Streets, Philadelphia, Pennsylvania 19101.

         2.2. THE NOTE. The Loans made by the Bank shall be evidenced by a single promissory note of MLC (such promissory note as it may be amended, extended, modified, restated, replaced, substituted for or renewed, the "NOTE") in principal face amount equal to FIFTEEN MILLION DOLLARS ($15,000,000) payable to the order of the Bank and otherwise in the form attached hereto as Exhibit
A. The Note shall be dated the Closing Date, shall bear interest at the rate per annum and be payable as to principal and interest in accordance with the terms hereof. The Note shall mature on the earliest to occur of (i) the date the maturity of the Note is accelerated as provided in Section 8.1 hereof, or
(iii) the first anniversary of the Closing Date (this date to be deemed the "CREDIT TERMINATION DATE"). Upon maturity, the Loan evidenced by the Note shall be due and payable. The Bank shall maintain records of all Loans evidenced by the Note and of all payments thereon, which records shall be conclusive absent manifest error.

         2.3.    FUNDING PROCEDURES.

            (a) REQUESTS FOR ADVANCE. Each request for a Loan or the conversion or renewal of an interest rate with respect to a Loan shall be made not later than 2:00 p.m. on a Business Day by delivery to the Bank of a written request signed by MLC or in the alternative a telephone request followed promptly by written confirmation of the request, specifying the date and amount of the Loan to be made, converted or renewed, selecting the interest rate option applicable thereto, and in the case of a LIBO Rate Loan, specifying the Interest Period applicable to such Loan. Each request shall be received not less than one





Credit Agreement                      - 12 -                        June 5, 1997

Business Day prior to the date of the proposed borrowing, conversion or renewal in the case of Base Rate Loans and two London Business Days prior to the date of the proposed borrowing, conversion or renewal in the case of LIBO Rate Loans. No request shall be effective until actually received in writing by the Bank.

            (b) IRREVOCABILITY. Upon receipt of a request for a Loan by the Bank, the request shall not be revocable by MLC.

            (c) AVAILABILITY OF FUNDS. Unless the Bank knows that any applicable condition specified herein has not been satisfied, it will make funds immediately available to MLC on the date of each Loan by a credit to the account of MLC at the Bank's address set forth opposite its name on the signature page hereof or to such other destination and in such other form as MLC may request, in writing.

            (d) FUNDING OF NET AMOUNT. If the Bank makes a Loan on a day on which all or any part of an outstanding Loan from the Bank is to be repaid, the Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by the Bank to MLC as provided in clause (c).

         2.4. INTEREST. The following interest rates may be applicable to any Loan or Loans, as requested by MLC from time to time.

            (a) BASE RATE. Each Base Rate Loan shall bear interest on the principal amount thereof from the date made until such Loan is paid in full or converted, at a rate per annum equal to the Base Rate minus one percent (1%).

            (b) LIBO RATE. Each LIBO Rate Loan shall bear interest on the principal amount thereof from the date made until such Loan is paid in full, renewed, or converted, at a rate per annum equal to the LIBO Rate plus 110 basis points. After receipt of a request for a LIBO Rate Loan, the Bank shall proceed to determine the LIBO Rate to be applicable thereto. The Bank shall give prompt notice by telephone or facsimile to MLC of the LIBO Rate thus determined in respect of each LIBO Rate Loan or any change therein. Not more than [twelve] LIBO Rate Loans shall be in existence at any one time in any combination of LIBO Rates applicable to the Loans.

            (c) RENEWALS AND CONVERSIONS OF LOANS. On the last day of each Interest Period, the LIBO Rate Loan then maturing shall automatically be renewed for a new Interest Period of like duration, unless MLC shall have given the Bank notice of a permitted conversion or renewal for an Interest Period of different duration as provided in Section 2.3 hereof, or an Event of Default, or Potential Default exists or would thereby occur. If no Event of Default or Potential Default exists or would thereby occur, MLC shall have the right to convert Base Rate Loans into LIBO Rate Loans, to convert LIBO Rate Loans into Base Rate Loans, and to renew LIBO Rate Loans for Interest Periods of different duration, from time to time, provided that it shall give the Bank notice of each permitted conversion or renewal as provided in Section 2.3 hereof, and LIBO Rate Loans may be converted or renewed for different Interest Periods only as of the last day of the applicable Interest Period for such Loans. The Bank shall use its best efforts to notify MLC of the effectiveness of such conversion or renewal (automatic or not automatic), and the new interest rate to which the converted or renewed Loan is subject, as soon as practicable after the conversion or renewal; provided, however, that any failure to give such notice shall not affect MLC's obligations or the Bank's





Credit Agreement                     - 13 -                         June 5, 1997
rights and remedies hereunder in any way whatsoever. In the event a LIBO Rate Loan is not automatically renewed as provided herein and MLC shall not have selected an alternative Interest Period for any LIBO Rate Loan maturing as provided herein, such Loan shall be automatically converted into a Base Rate Loan on the last day of the Interest Period for such Loan.

            (d)  AUTOMATIC REINSTATEMENT.  The liability of MLC under this
Section 2.4 shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the payments to the Bank is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of MLC or any other Person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to MLC or any other Person or any substantial part of its property, or otherwise, all as though such payment had not been made.

         2.5. ADMINISTRATIVE FEE. MLC agrees to pay to the Bank an annual fee (the "ADMINISTRATIVE FEE") in an amount equal to 1/4 of 1% of the Loan Commitment, which fee is payable quarterly in arrears commencing upon the date which is three months from the Closing Date.

         2.6.    REDUCTION OR TERMINATION OF COMMITMENT.

            (a) VOLUNTARY. MLC may at any time, on not less than two Business Days' written notice, terminate or permanently reduce the Loan Commitment, provided that any reduction shall be in the amount of $250,000 or a multiple thereof and that no such reduction shall cause the principal amount of Loans outstanding to exceed the Loan Commitment as reduced.

            (b) LOAN COMMITMENT TERMINATION. In the event the Loan Commitment is terminated, the Credit Termination Date shall accelerate and MLC shall, simultaneously with such termination, repay the Base Rate Loans and LIBO Rate Loans in accordance with Section 2.8.

         2.7.    VOLUNTARY PREPAYMENTS.

            (a) BASE RATE LOANS. On two Business Day's notice to the Bank, MLC may, at its option, prepay any Base Rate Loan in whole at any time or in part from time to time, provided that each partial prepayment shall be in the principal amount of $250,000 or, if greater, then in multiples thereof and, if less than $250,000 shall be outstanding, in principal amount equal to the amount remaining outstanding.

            (b) LIBO RATE LOANS. On two Business Day's notice to the Bank, MLC may, at its option prepay any LIBO Rate Loan provided that if it shall prepay a LIBO Rate Loan prior to the last day of the applicable Interest Period, or shall fail to borrow any LIBO Rate Loan on the date such Loan is to be made, it shall pay to the Bank, in addition to the principal and interest then to be paid in the case of a prepayment, on such date of prepayment, the Additional Amount incurred or sustained by the Bank as a result of such prepayment or failure to borrow.





Credit Agreement                      - 14 -                        June 5, 1997

         2.8.    PAYMENTS.

            (a) BASE RATE LOANS. Accrued interest on all Base Rate Loans shall be due and payable on the first Business Day of each calendar month and upon the Credit Termination Date.

            (b) LIBO RATE LOANS. Accrued interest on LIBO Loans with Interest Periods of one, two or three months shall be due and payable on the last day of such Interest Period.

            (c) FORM OF PAYMENTS, APPLICATION OF PAYMENTS, PAYMENT ADMINISTRATION, ETC. Provided that no Event of Default or Potential Default then exists, all payments and prepayments shall be applied to the Loans in such order and to such extent as shall be specified by MLC, by written notice to the Bank at the time of such payment or prepayment. Except as otherwise provided herein, all payments of principal, interest, fees, or other amounts payable by MLC hereunder shall be remitted to the Bank at the address set forth opposite its name on the signature page hereof or at such office or account as the Bank shall specify to MLC, in immediately available funds not later than 2:00 p.m. on the day when due. Whenever any payment is stated as due on a day which is not a Business Day, the maturity of such payment shall, except as otherwise provided in the definition of "Interest Period", be extended to the next succeeding Business Day and interest shall continue to accrue during such extension. MLC authorizes the Bank to deduct from any account of MLC maintained at the Bank or over which the Bank has control any amount payable under this Agreement, the Notes or any other Loan Document. The Bank's failure to deliver any bill, statement or invoice with respect to amounts due under this Section or under any Loan Document shall not affect MLC's obligation to pay any installment of principal, interest or any other amount under this Agreement when due and payable.

            (d) NET PAYMENTS. (i) All payments made to the Bank by MLC hereunder, under the Note or under any other Loan Document will be made without set off, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or any political subdivision or taxing authority thereof or therein (but excluding, except as provided below, any tax imposed on or measured by the gross or net income of the Bank (including all interest, penalties or similar liabilities related thereto) pursuant to the laws of the United States of America or any political subdivision thereof, or taxing authority of the United States of America or any political subdivision thereof, in which the principal office or applicable lending office of the Bank is located), and all interest, penalties or similar liabilities with respect thereto (collectively, together with any amounts payable pursuant to the next sentence, "TAXES"). MLC shall also reimburse the Bank, upon the written request of the Bank, for Taxes imposed on or measured by the gross or net income of the Bank pursuant to the laws of the United States of America (or any State or political subdivision thereof), or the jurisdiction (or any political subdivision or taxing authority thereof) in which the principal office or applicable lending office of the Bank is located as the Bank shall determine are payable by the Bank due to the amount of Taxes paid to or on behalf of the Bank pursuant to this or the preceding sentence. If any Taxes are so levied or imposed, MLC agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due hereunder, under the Note or under any other Loan Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in the Note. MLC will furnish to the Bank upon request certified copies of tax receipts evidencing such payment by MLC. MLC will indemnify and hold harmless the Bank, and reimburse the Bank upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by the Bank.





Credit Agreement                    - 15 -                          June 5, 1997

            (e) PREPAYMENT OF LIBO RATE LOANS. If any principal of a LIBO Rate Loan shall be repaid (whether upon prepayment, reduction of the Loan Commitment after acceleration or for any other reason) or converted to a Base Rate Loan prior to the last day of the Interest Period applicable to such LIBO Rate Loan or if MLC fails for any reason to borrow a LIBO Rate Loan after giving irrevocable notice pursuant to Section 2.3, MLC shall pay to the Bank, in addition to the principal and interest then to be paid, such additional amounts as may be necessary to compensate the Bank for all direct and indirect costs and losses (including losses resulting from redeployment of prepaid or unborrowed funds at rates lower than the cost of such funds to the Bank, and including lost profits incurred or sustained by the Bank) as a result of such repayment or failure to borrow (the "ADDITIONAL AMOUNT"). The Additional Amount (which the Bank shall take reasonable measures to minimize) shall be specified in a written notice or certificate delivered to MLC by the Bank.
Such notice or certificate shall contain a calculation in reasonable detail of the Additional Amount to be compensated and shall be conclusive as to the facts and the amounts stated therein, absent manifest error.

            (f) DEMAND DEPOSIT ACCOUNT. MLC shall maintain at least one demand deposit account with the Bank for purposes of this Agreement. MLC authorizes the Bank (but the Bank shall not be obligated) to deposit into said account all amounts to be advanced to MLC hereunder. Further, MLC authorizes the Bank (but the Bank shall not be obligated) to deduct from said account, or any other account maintained by MLC at the Bank, any amount payable hereunder on or after the date upon which it is due and payable. Such authorization shall include but not be limited to amounts payable with respect to principal, interest, fees and expenses.

         2.9.    CHANGES IN CIRCUMSTANCES; YIELD PROTECTION.

         (a) If any Regulatory Change or compliance by the Bank with any request made after the date of this Agreement by the Board of Governors of the Federal Reserve System or by any Federal Reserve Bank or other central bank or fiscal, monetary or similar authority (in each case whether or not having the force of law) shall:

                 (i) impose, modify or make applicable any reserve, special deposit, Federal Deposit Insurance Corporation premium or similar requirement or imposition against assets held by, or deposits in or for the account of, or loans made by, or any other acquisition of funds for loans or advances by, the Bank;

                 (ii) impose on the Bank any other condition regarding the Note;

                 (iii) subject the Bank to, or cause the withdrawal or termination of any previously granted exemption with respect to, any tax (including any withholding tax but not including any income tax not currently causing the Bank to be subject to withholding) or any other levy, impost, duty, charge, fee or deduction on or from any payments due from MLC; or

                 (iv) change the basis of taxation of payments from MLC to the Bank (other than by reason of a change in the method of taxation of the Bank's net income);

and the result of any of the foregoing events is to increase the cost to the Bank of making or maintaining any Loan or to reduce the amount of principal, interest or fees to be received by the Bank hereunder in respect of any Loan, the Bank will immediately so notify MLC. If the Bank determines in good faith that





Credit Agreement                    - 16 -                          June 5, 1997
the effects of the change resulting in such increased cost or reduced amount cannot reasonably be avoided or the cost thereof mitigated, then upon notice by the Bank to MLC, MLC shall pay to the Bank on each interest payment date of the Loan, such additional amount as shall be necessary to compensate the Bank for such increased cost or reduced amount.

         (b) If the Bank shall determine that any Regulation regarding capital adequacy or the adoption of any Regulation regarding capital adequacy, which Regulation is applicable to banks (or their holding companies) generally and not CoreStates Bank (or its holding company) specifically, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its holding company) with any such request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations hereunder to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, MLC shall promptly pay to the Bank, upon the demand of the Bank, such additional amount or amounts as will compensate the Bank for such reduction.

         (c) If the Bank shall determine (which determination shall be, in the absence of fraud or manifest error, conclusive and binding upon all parties hereto) that by reason of abnormal circumstances affecting the interbank Eurodollar or applicable eurocurrency market, adequate and reasonable means do not exist for ascertaining the LIBO Rate to be applicable to the requested LIBO Rate Loan or that Eurodollar or eurocurrency funds in amounts sufficient to fund all the LIBO Rate Loans are not obtainable on reasonable terms, the Bank shall give notice of such inability or determination by telephone and thereupon the obligations of the Bank to make, convert other Loans to, or renew such LIBO Rate Loan shall be excused, subject, however, to the right of MLC at any time thereafter to submit another request.

         (d) Determination by the Bank for purposes of this Section 2.9 of the effect of any Regulatory Change or other change or circumstance referred to above on its costs of making or maintaining Loans or on amounts receivable by it in respect of the Loans and of the additional amounts required to compensate the Bank in respect of any additional costs, shall be made in good faith and shall be evidenced by a certificate, signed by an officer of the Bank and delivered to MLC, as to the fact and amount of the increased cost incurred by or the reduced amount accruing to the Bank owing to such event or events. Such certificate shall be prepared in reasonable detail and shall be conclusive as to the facts and amounts stated therein, absent manifest error.

         (e) The Bank will notify MLC of any event occurring after the date of this Agreement that will entitle the Bank to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Said notice shall be in writing, shall specify the applicable Section or Sections of this Agreement to which it relates and shall set forth the amount or amounts then payable pursuant to this Section. MLC shall pay the Bank the amount shown as due on such notice within 30 days after its receipt of the same.

         2.10. ILLEGALITY. Notwithstanding any other provision in this Agreement, if the adoption of any applicable Regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the





Credit Agreement                    - 17 -                          June 5, 1997
force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for the Bank to (1) maintain its Loan
Commitment, then upon notice to MLC by the Bank, the Loan Commitment shall terminate; or (2) maintain or fund its LIBO Rate Loans, then upon notice to MLC of such event, MLC's outstanding LIBO Rate Loans shall be converted into Base Rate Loans.


                       3.  REPRESENTATIONS AND WARRANTIES

         MLC represents and warrants to the Bank that:

         3.1. ORGANIZATION, STANDING. It and Holdings, each, (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority necessary to own its assets, carry on its business and enter into and perform its obligations hereunder and under each Loan Document to which it is a party, and (iii) is qualified to do business and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.


         3.2. CORPORATE AUTHORITY, VALIDITY, ETC. The making and performance of the Loan Documents to which it and Holdings, as applicable, is a party are within its and Holdings' power and authority and have been duly authorized by all necessary corporate action. The making and performance of the Loan Documents do not and under present law will not require any consent or approval of any of MLC's shareholders, Holdings's shareholders or any other person, do not and under present law will not violate any law, rule, regulation order, writ, judgment, injunction, decree, determination or award, do not violate any provision of its or Holdings's charter or by-laws, do not and will not result in any breach of any material agreement, lease or instrument to which it or Holdings is a party, by which it or Holdings is bound or to which any of its or Holdings's assets are or may be subject, and do not and will not give rise to any Lien upon any of its or Holdings's assets. The number of shares and classes of the capital stock of MLC and Holdings, respectively, and the ownership thereof are accurately set forth on Schedule 1 attached hereto; all such shares are validly issued, fully paid and non-assessable, and the issuance and sale thereof are in compliance with all applicable federal and state securities and other applicable laws; and the shareholders' ownership thereof is free and clear of any liens or encumbrances or other contractual restrictions. Further, neither MLC nor Holdings is in default under any such agreement, lease or instrument except to the extent such default reasonably could not have a Material Adverse Effect. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by MLC or Holdings, as applicable, of any Loan Document to which it is a party or for the validity or enforceability thereof. Each Loan Document, when executed and delivered, will be the legal, valid and binding obligation of MLC and Holdings, as applicable, enforceable against it in accordance with its terms.

         3.3. LITIGATION. Except as disclosed on Schedule 1, there are no actions, suits or proceedings pending or, to MLC's or Holdings's knowledge, threatened against or affecting MLC or Holdings or any assets of either of them before any court, government agency, or other tribunal which if adversely determined reasonably could have a Material Adverse Effect upon the ability of MLC or Holdings to perform under the Loan Documents. If there is any disclosure on Schedule 1, the status (including the





Credit Agreement                   - 18 -                           June 5, 1997
tribunal, the nature of the claim and the amount in controversy) of each such litigation matter as of the date of this Agreement is set forth in Schedule 1.

         3.4. ERISA. (a) MLC and each ERISA Affiliate are in compliance in all material respects with all applicable provisions of ERISA and the regulations promulgated thereunder; and, neither MLC nor any ERISA Affiliate maintains or contributes to or has maintained or contributed to any multiemployer plan (as defined in Section 4001 of ERISA) under which MLC or any ERISA Affiliate could have any withdrawal liability; (b) neither MLC nor any ERISA Affiliate sponsors or maintains any Plan under which there is an accumulated funding deficiency within the meaning of Section 412 of the Code, whether or not waived; (c) the aggregate liability for accrued benefits and other ancillary benefits under each Plan that is or will be sponsored or maintained by MLC or any ERISA Affiliate (determined on the basis of the actuarial assumptions prescribed for valuing benefits under terminating single-employer defined benefit plans under Title IV of ERISA) does not exceed the aggregate fair market value of the assets under each such defined benefit pension Plan; (d) the aggregate liability of MLC and each ERISA Affiliate arising out of or relating to a failure of any Plan to comply with the provisions of ERISA or the Code, will not have a Material Adverse Effect; and
(e) there does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the plan in preparing the most recent Annual Report) of MLC or any ERISA Affiliate under any plan, program or arrangement providing post-retirement life or health benefits.

         3.5. FINANCIAL STATEMENTS. The consolidated financial statements of Holdings and MLC as of and for the Fiscal Years ending March 31, 1994, March 31, 1995 and March 31, 1996 and for the interim nine-month period ending December 31, 1996, consisting in each case of a balance sheet, a statement of operations, a statement of shareholders' equity, a statement of cash flows and accompanying footnotes, furnished to the Bank in connection herewith, present fairly, in all material respects, the financial position, results of operations and operating statistics of Holdings and MLC as of the dates and for the periods referred to, in conformity with Generally Accepted Accounting Principles. Except as set forth on Schedule 1 hereto, there are no liabilities, fixed or contingent, which are not reflected in such financial statements, other than liabilities which are not required to be reflected in such balance sheets. There has been no Material Adverse Change since December 31, 1996.

         3.6. NOT IN DEFAULT, JUDGMENTS, ETC.. No Event of Default or Potential Default under any Loan Document has occurred and is continuing. MLC and Holdings each has satisfied all judgments and is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign.

         3.7. TAXES. MLC and Holdings each has filed all federal, state, local and foreign tax returns and reports which it is required by law to file and as to which its failure to file would have a Material Adverse Effect, and has paid all taxes, including wage taxes, assessments, withholdings and other governmental charges which are presently due and payable, other than those being contested in good faith by appropriate proceedings, if any, and disclosed on Schedule 1. The tax charges, accruals and reserves on the books of MLC and Holdings are adequate to pay all such taxes that have accrued but are not presently due and payable.

         3.8. PERMITS, LICENSES, ETC. MLC and Holdings each possesses all permits, licenses, franchises, trademarks, trade names, copyrights and patents necessary to the conduct of its business as





Credit Agreement                    - 19 -                          June 5, 1997
presently conducted or as presently proposed to be conducted, except where the failure to possess the same would not have a Material Adverse Effect.

         3.9. NO MATERIALLY ADVERSE CONTRACTS, ETC.. Neither MLC nor Holdings is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of its directors or officers has or is expected in the future to have a materially adverse effect on its operations, business, assets, liabilities or upon its ability to perform under the Loan Documents. Neither MLC nor Holdings is a party to any contract or agreement which in the judgment of its directors or officers has or is expected to have any materially adverse effect on its business, except as otherwise reflected in adequate reserves.

         3.10.   COMPLIANCE WITH LAWS, ETC.

         (a) COMPLIANCE GENERALLY. MLC and Holdings each is in compliance in all material respects with all Regulations applicable to its business (including obtaining all authorizations, consents, approvals, orders, licenses, exemptions from, and making all filings or registrations or qualifications with, any court or governmental department, public body or authority, commission, board, bureau, agency, or instrumentality), the noncompliance with which reasonably could have a Material Adverse Effect.

         (b) HAZARDOUS WASTES, SUBSTANCES AND PETROLEUM PRODUCTS. MLC and Holdings each has received all permits and filed all notifications necessary to carry on its business; and is in compliance in all respects with all Environmental Control Statutes. Neither MLC nor Holdings has given any written or oral notice, nor has it failed to give required notice, to the Environmental Protection Agency ("EPA") or any state or local agency with regard to any actual or imminently threatened Release of Hazardous Substances on properties owned, leased or operated by it or used in connection with the conduct of its business and operations. Neither MLC nor Holdings has received notice that it is potentially responsible for costs of clean-up or remediation of any actual or imminently threatened Release of Hazardous Substances pursuant to any Environmental Control Statute. To the best of MLC's and Holdings's knowledge and belief, no real property owned or leased by it is in violation of any Environmental Laws and no Hazardous Substances are present on said real property in violation of applicable law. Neither MLC nor Holdings has been identified in any litigation, administrative proceedings or investigation as a potentially responsible party for any liability under any Environmental Laws.

         3.11. SOLVENCY. MLC and Holdings each is, and after giving effect to the transactions contemplated hereby, will be, Solvent.

         3.12. SUBSIDIARIES, ETC. Neither MLC nor Holdings has any Subsidiaries, except as set forth in Schedule 1 hereto. Set forth in Schedule 1 hereto is a complete and correct list, as of the date of this Agreement, of all Investments held by MLC and Holdings in any joint venture or other Person.

         3.13. TITLE TO PROPERTIES, LEASES. MLC and Holdings each has good and marketable title to all assets and properties reflected as being owned by it in its financial statements as well as to all assets and properties acquired since said date (except property disposed of since said date in the ordinary course of business). Except for the Liens set forth in Schedule 1 hereto and any other Permitted Liens, there are no Liens on any of such assets or properties. It has the right to, and does, enjoy peaceful and undisturbed possession under all material leases under which it is leasing property as a lessee. All such leases are valid,





Credit Agreement                  - 20 -                            June 5, 1997
subsisting and in full force and effect, and none of such leases is in default, except where such default, either individually or in the aggregate, could not have a Material Adverse Effect.

         3.14. PUBLIC UTILITY HOLDING COMPANY; INVESTMENT COMPANY. Neither MLC nor Holdings is a "public utility company" or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; or a "public utility" within the meaning of the Federal Power Act, as amended. Further, neither is an "investment company" or an "affiliated person" of an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

         3.15. MARGIN STOCK. Neither MLC nor Holdings is and will be engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying or trading in any margin stocks or margin securities (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as amended from time to time). Neither will use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stocks or margin securities.

         3.16.   USE OF PROCEEDS.  MLC will use the proceeds of any Loan only
(i) to provide the short term financing of Eligible Leases and Eligible Receivables prior to the securitization or discounting thereof and (ii) to purchase Eligible AMC Inventory and Equipment and Eligible Non-AMC Inventory and Equipment.

         3.17. DISCLOSURE GENERALLY. The representations and statements made by MLC or Holdings or on its behalf in connection with this credit facility and the Loans, including representations and statements in each of the Loan Documents, do not and will not contain any untrue statement of a material fact or omit to state a material fact or any fact necessary to make the representations made not materially misleading. No written information, exhibit, report, brochure or financial statement furnished by MLC or Holdings to the Bank in connection with this credit facility, the Loans, or any Loan Document contains or will contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

                            4.  CONDITIONS PRECEDENT

         4.1. ALL LOANS. After this Agreement has become effective, the obligation of the Bank to make any Loan (including but not limited to the first Loan hereunder) is conditioned upon the following:

         (a) DOCUMENTS. MLC shall have delivered and the Bank shall have received a request for a Loan in such form as the Bank may request from time to time.

         (b) COMPLIANCE CERTIFICATE. CoreStates shall have received a certificate in the form attached hereto as Exhibit E ("COMPLIANCE
CERTIFICATE").

         (c) BORROWING BASE CERTIFICATE. MLC shall have delivered and the Bank shall have received a Borrowing Base Certificate dated the date of the Loan requested under this Agreement.





Credit Agreement                     - 21 -                         June 5, 1997

         (d) COVENANTS; REPRESENTATIONS. MLC and Holdings, respectively, each shall be in compliance with all covenants, agreements and conditions in each Loan Document and each representation and warranty contained in each Loan Document shall be true with the same effect as if such representation or warranty had been made on the date such Loan is made or issued.

         (e) DEFAULTS. Immediately prior to and after giving effect to such transaction, no Event of Default or Potential Default shall exist.

         (f) MATERIAL ADVERSE CHANGE. Since December 31, 1996, there shall not have been any Material Adverse Change with respect to MLC or Holdings, and there shall not be any other event or circumstance which gives the Bank reasonable grounds to conclude that MLC or Holdings may not or will not be able to perform or observe (in the normal course) its obligations hereunder and under the Note, the Guaranty Agreement or the other Loan Documents.

         4.2. CONDITIONS TO FIRST LOAN. In addition to the conditions to all Loans as provided in Section 4.1, the obligation of the Bank to make the first Loan hereunder is conditioned upon the following:

         (a) ARTICLES, BYLAWS. The Bank shall have received copies of the Articles or Certificates of Incorporation and Bylaws of MLC and Holdings each certified by its Secretary or Assistant Secretary; together with a Certificate of Good Standing from any jurisdiction where the nature of its business or the ownership of its properties requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.

         (b) EVIDENCE OF AUTHORIZATION. The Bank shall have received copies certified by the Secretary or Assistant Secretary of MLC and Holdings or other appropriate official (in the case of a Person other than MLC) of all corporate or other action taken by each Person other than the Bank who is a party to any Loan Document to authorize its execution and delivery and performance of the Loan Documents and to authorize the Loans, together with such other related papers as the Bank shall reasonably require.

         (c) LEGAL OPINIONS. The Bank shall have received a favorable written opinion in form and substance satisfactory to the Bank from Michael E. Geltner & Associates, as counsel for MLC and Holdings, which shall be addressed to the Bank and be dated the date of the first Loan.

         (d) INCUMBENCY. The Bank shall have received a certificate signed by the secretary or assistant secretary of MLC and Holdings, together with the true signature of the officer or officers authorized to execute and deliver the Loan Documents and certificates thereunder, upon which the Bank shall be entitled to rely conclusively until it shall have received a further certificate of the secretary or assistant secretary of MLC or Holdings, as applicable, amending the prior certificate and submitting the signature of the officer or officers named in the new certificate as being authorized to execute and deliver Loan Documents and certificates thereunder.

         (e) NOTE. The Bank shall have received the Note duly executed, completed and issued in accordance herewith.

         (f) GUARANTY AGREEMENT. The Bank shall have received the Guaranty Agreement duly executed, completed and issued in accordance herewith.





Credit Agreement                    - 22 -                          June 5, 1997

         (g) DOCUMENTS. The Bank shall have received all certificates, instruments and other documents then required to be delivered pursuant to any Loan Documents, in each instance in form and substance reasonably satisfactory to it.

         (h) CONSENTS. MLC and Holdings shall have provided to the Bank evidence satisfactory to it that all governmental, shareholder and third party consents and approvals necessary in connection with the transactions contemplated hereby have been obtained and remain in effect.

         (i) OTHER AGREEMENTS. MLC and Holdings shall have executed and delivered each other Loan Document required hereunder.

         (j) FEES, EXPENSES. MLC shall simultaneously pay or shall have paid all fees and expenses due hereunder or any other Loan Document.


                           5.  AFFIRMATIVE COVENANTS

         MLC covenants and agrees that from and after the date hereof and so long as the Loan Commitment is in effect or any Obligation remains unpaid or outstanding, it will:

         5.1. FINANCIAL STATEMENTS AND REPORTS. Furnish to the Bank the following financial information:

           (a) ANNUAL STATEMENTS. No later than one hundred and twenty (120) days after the end of each Fiscal Year, the consolidated and consolidating balance sheet of Holdings and MLC as of the end of such year and the prior year in comparative form, and related statements of operations, shareholders' equity, and cash flows for the Fiscal Year and the prior Fiscal Year in comparative form. The financial statements shall be in reasonable detail with appropriate notes and be prepared in accordance with Generally Accepted Accounting Principles. The consolidated annual financial statements shall be certified (without any qualification or exception) by independent certified public accountants of nationally recognized standing reasonably acceptable to the Bank. Such financial statements shall be accompanied by a report of such independent certified public accountants stating that, in the opinion of such accountants, such financial statements present fairly, in all material respects, the financial position, and the results of operations and the cash flows of Holdings and MLC for the period then ended in conformity with Generally Accepted Accounting Principles, except for inconsistencies resulting from changes in accounting principles and methods agreed to by such accountants and specified in such report, and that, in the case of such financial statements, the examination by such accountants of such financial statements has been made in accordance with generally accepted auditing standards and accordingly included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and assessing the accounting principles used and significant estimates made, as well as evaluating the overall financial statement presentation. Each financial statement provided under this subsection (a) shall be accompanied by a certificate signed by such accountants either stating that during the course of their examination nothing came to their attention which would cause them to believe that any event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event. In addition to the annual financial statements, MLC shall, promptly upon receipt thereof, furnish to the Bank a copy of each other report submitted to its board of directors by its independent accountants in connection with any annual, interim or special audit made by them of the financial records of Holdings or MLC.





Credit Agreement                     - 23 -                         June 5, 1997

           (b) QUARTERLY STATEMENTS. No later than forty-five (45) calendar days after the end of each Fiscal Quarter of each Fiscal Year, the consolidated and consolidating balance sheet and related statements of operations, shareholders' equity and cash flows of Holdings and MLC for such quarterly period and for the period from the beginning of such fiscal year to the end of such Fiscal Quarter and a corresponding financial statement for the same periods in the preceding Fiscal Year certified by the chief financial officer of Holdings and of MLC as having been prepared in accordance with Generally Accepted Accounting Principles (subject to changes resulting from audits and year-end adjustments); provided, however, that if the independent certified public accountants issue a review report on the quarterly financial statements of Holdings and MLC, the financial statements required by this subsection (b) shall be accompanied by a certificate signed by such accountants either stating that during the course of their examination nothing came to their attention which would cause them to believe that any event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event and the remedial steps being taken by Holdings and MLC.

           (c) COMPLIANCE CERTIFICATE. Within forty-five (45) calendar days after the end of each of the first three Fiscal Quarters of each Fiscal Year and within one hundred and twenty (120) calendar days after the end of each Fiscal Year, a Compliance Certificate signed by the chief financial officer of Holdings and of MLC.

           (d) ERISA. All reports and forms filed with respect to all Plans, except as filed in the normal course of business and that would not result in an adverse action to be taken under ERISA, and details of related information of a Reportable Event, promptly following each filing.

           (e) MATERIAL CHANGES. Notification to the Bank of any litigation, administrative proceeding, investigation, business development, or change in financial condition which could reasonably have a Material Adverse Effect, promptly following its discovery.

           (f) OTHER INFORMATION. Promptly, upon request by the Bank from time to time (which may be on a monthly or other basis), MLC shall provide such other information and reports regarding its operations, business affairs, prospects and financial condition as the Bank may reasonably request.

           (g) BORROWING BASE CERTIFICATE. In the event MLC shall not have delivered a Borrowing Base Certificate to the Bank during a calendar month, it will deliver to the Bank, no later than 15 days after the end of such calendar month as of the last day of the preceding calendar month, a Borrowing Base Certificate signed by the chief financial officer, treasurer or controller of MLC.

           (h) MONTHLY ACCOUNTS RECEIVABLE AGING REPORT. MLC will deliver to the Bank, no later than 15 days after the end of each calendar month, an Accounts Receivable Aging Report. Such report shall include all Receivables and Leases, including but not limited to those pertaining to the Collateral.

         5.2. CORPORATE EXISTENCE. Preserve its corporate existence and all material franchises, licenses, patents, copyrights, trademarks and trade names consistent with good business practice; and maintain, keep, and preserve all of its properties (tangible and intangible) necessary or useful in the conduct of its business in good working order and condition, ordinary wear and tear expected.

         5.3. ERISA. Comply in all material respects with the provisions of ERISA to the extent applicable to any Plan maintained for the employees of MLC or any ERISA Affiliate; do or cause to be





Credit Agreement                   - 24 -                           June 5, 1997
done all such acts and things that are required to maintain the qualified status of each Plan and tax exempt status of each trust forming part of such Plan; not incur any material accumulated funding deficiency (within the meaning of ERISA and the regulations promulgated thereunder), or any material liability to the PBGC (as established by ERISA); not permit any event to occur as described in Section 4042 of ERISA or which may result in the imposition of a lien on its properties or assets; notify the Bank in writing promptly after it has come to the attention of senior management of MLC of the assertion or threat of any "reportable event" or other event described in Section 4042 of ERISA (relating to the soundness of a Plan) or the PBGC's ability to assert a material liability against it or impose a lien on its, or any ERISA Affiliates' properties or assets; and refrain from engaging in any Prohibited Transactions or actions causing possible liability under Section 5.02 of ERISA.

         5.4. COMPLIANCE WITH REGULATIONS. Comply in all material respects with all Regulations applicable to its business, the noncompliance with which reasonably could have a Material Adverse Effect.

         5.5. CONDUCT OF BUSINESS; PERMITS AND APPROVALS, COMPLIANCE WITH LAWS. Continue to engage in an efficient and economical manner in a business substantially the same as conducted by it on the date of this Agreement; maintain in full force and effect, its franchises, and all licenses, patents, trademarks, trade names, contracts, permits, approvals and other rights necessary to the profitable conduct of its business.

         5.6. MAINTENANCE OF INSURANCE. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

         5.7. PAYMENT OF DEBT; PAYMENT OF TAXES, ETC. Where the amount involved exceeds $250,000 or where the non-payment or non-discharge would otherwise have a Material Adverse Effect on MLC or any of its assets: promptly pay and discharge (a) all of its Debt in accordance with the terms thereof; (b) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income and profits, upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default; (c) all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such property or any part thereof; provided, however, that so long as MLC first notifies the Bank of its intention to do so, MLC shall not be required to pay and discharge any such Debt, tax, assessment, charge, levy or claim so long as the failure to so pay or discharge does not constitute or result in an Event of Default or a Potential Default hereunder and so long as no foreclosure or other similar proceedings shall have been commenced against such property or any part thereof and so long as the validity thereof shall be contested in good faith by appropriate proceedings diligently pursued and it shall have set aside on its books adequate reserves with respect thereto.

         5.8. NOTICE OF EVENTS. Promptly upon discovery of any of the following events, MLC shall provide telephone notice to the Bank (confirmed within three (3) calendar days by written notice), describing the event and all action MLC or Holdings, as applicable, proposes to take with respect thereto:

         (a) an Event of Default or Potential Default under this Agreement or any other Loan Document;





Credit Agreement                    - 25 -                          June 5, 1997

         (b) any default or event of default under a contract or contracts and the default or event of default involves payments by MLC or Holdings in an aggregate amount equal to or in excess of $250,000;

         (c) a default or event of default under or as defined in any evidence of or agreements for Indebtedness for Borrowed Money under which the MLC's or Holdings' liability is equal to or in excess of $250,000, singularly or in the aggregate, whether or not an event of default thereunder has been declared by any party to such agreement or any event which, upon the lapse of time or the giving of notice or both, would become an event of default under any such agreement or instrument or would permit any party to any such instrument or agreement to terminate or suspend any commitment to lend to MLC or Holdings or to declare or to cause any such indebtedness to be accelerated or payable before it would otherwise be due;

         (d) the institution of, any material adverse determination in, or the entry of any default judgment or order or stipulated judgment or order in, any suit, action, arbitration, administrative proceeding, criminal prosecution or governmental investigation against MLC or Holdings in which the amount in controversy is in excess of $250,000, singularly or in the aggregate; or

         (e) any change in any Regulation, including, without limitation, changes in tax laws and regulations, which would have a Material Adverse Effect.

         5.9. INSPECTION RIGHTS. During regular business hours and then as often as requested of MLC by the Bank, permit the Bank, or any authorized officer, employee, agent, or representative of the Bank to examine and make abstracts from the records and books of account of MLC, wherever located, and to visit the properties of MLC; and to discuss the affairs, finances, and accounts of MLC with its Chairman, President, any executive vice president, it chief financial officer, treasurer, controller or independent accountants. If no Event of Default or Potential Default shall be in existence, the Bank shall limit such examination to two times each calendar year and MLC shall reimburse the Bank its expenses in connection with each such examination (up to $6,000 for each examination) promptly following the completion of each such examination. If the inspection shall be made during the continuance of a Potential Default or an Event of Default, MLC shall reimburse the Bank for the Bank's expense of such inspection. At all times, it is understood and agreed by MLC that all expenses in connection with any such inspection which may be incurred by MLC, any officers and employees thereof and the attorneys and independent certified public accountants therefor shall be expenses payable by MLC and shall not be expenses of the Bank.

         5.10. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Maintain books and records at all times in accordance with Generally Accepted Accounting Principles.

         5.11. COMPLIANCE WITH MATERIAL CONTRACTS. MLC will comply in all material respects with all obligations, terms, conditions and covenants, as applicable, in all Debt of MLC and all instruments and agreements related thereto, and all other instruments and agreements to which it is a party or by which it is bound or any of its properties is affected and in respect of which the failure to comply reasonably could have a Material Adverse Effect.

         5.12. USE OF PROCEEDS. MLC will use the proceeds of any Loan made pursuant hereto only (i) to provide the short term financing of Eligible Leases and Eligible Receivables prior to the securitization or discounting thereof and
(ii) to purchase Eligible AMC Inventory and Equipment and Eligible Non-AMC Inventory and Equipment.





Credit Agreement                      - 26 -                        June 5, 1997

         5.13. FURTHER ASSURANCES. Do such further acts and things and execute and deliver to the Bank such additional assignments, agreements, powers and instruments, as the Bank may reasonably require or reasonably deem advisable to carry into affect the purposes of this Agreement or to better assure and confirm unto the Bank its rights, powers and remedies hereunder.

         5.14. RESTRICTIVE COVENANTS IN OTHER AGREEMENTS. In the event that MLC shall enter into or otherwise become subject to or suffer to exist any agreement pertaining to Debt which contains covenants or restrictions that are more restrictive on it than the covenants and restrictions contained in this Agreement, each and every such covenant and restriction shall be deemed incorporated herein by reference as fully as if set forth herein. If and to the extent that any such covenant or restriction shall be inconsistent with or otherwise be in conflict with any covenant or restriction set forth herein (other than by reason of its being more restrictive), this Agreement shall govern.


                             6.  NEGATIVE COVENANTS

         MLC covenants and agrees that, without the prior written consent of the Bank, from and after the date hereof and so long as the Loan Commitment is in effect or any Obligation remains unpaid or outstanding, it will not:

         6.1.    CONSOLIDATION AND MERGER.   Merge or consolidate with or into
any corporation except, if no Potential Default or Event of Default shall have occurred and be continuing either immediately prior to or upon the consummation of such transaction, any Person may be merged into MLC as long as MLC is the surviving entity.

         6.2. LIENS. Create, assume or permit to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, except Permitted Liens.

         6.3. GUARANTEES. Guarantee or otherwise in any way become or be responsible for indebtedness or obligations (including working capital maintenance, take-or-pay contracts) of any other Person, contingently or otherwise, in any amounts that would exceed $2,500,000 in the aggregate.

         6.4. MARGIN STOCK. Use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended from time to time.

         6.5. ACQUISITIONS AND INVESTMENTS. If an Event of Default or a Potential Default exists or would exist immediately thereafter: purchase or otherwise acquire (including without limitation by way of share exchange) any part or amount of the capital stock or assets of, or make any Investments in any other Person; or enter into any new business activities or ventures not directly related to its present business; or create any Subsidiary, except (a) it may acquire and hold stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to it, and (b) it may make and own (i) Investments in certificates of deposit or time deposits having maturities in each case not exceeding one year from the date of issuance thereof and issued by a Bank, or any FDIC-insured commercial bank incorporated in the United States or any state thereof having a combined capital and surplus of not less than $150,000,000, (ii) Investments in marketable direct obligations issued or unconditionally guaranteed by





Credit Agreement                   - 27 -                           June 5, 1997
the United States of America, any agency thereof, or backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of issuance or acquisition thereof, (iii) Investments in commercial paper issued by a corporation incorporated in the United States or any State thereof maturing no more than one year from the date of issuance thereof and, at the time of acquisition, having a rating of A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Service, Inc., and (iv) Investments in money market mutual funds all of the assets of which are invested in cash or investments described in the immediately preceding clauses (i), (ii) and (iii).

         6.6. TRANSFER OF ASSETS; NATURE OF BUSINESS. Sell, transfer, pledge, assign or otherwise dispose of any of its assets unless such sale or disposition shall be in the ordinary course of its business for value received (and in the case of any sale or refinancing of Inventory or Leases, each such sale or refinancing must be an Ordinary Course Sale or Financing), or discontinue, liquidate or change in any material respect any substantial part of its operations or business. Sales of groups of Leases in securitization transactions that comply with the requirements of an Ordinary Course Sale or Financing shall be permitted.

         6.7.    RESTRICTED PAYMENTS.

         (a) Make or pay any redemptions, repurchases, dividends or distributions of any kind with respect to its capital stock except that as long as no Event of Default or Potential Default shall be in existence (i) dividends may be made and paid as long as the aggregate thereof does not exceed 50% of its net income (net of any net losses) accumulated after December 31, 1996.

         (b) Make any repayment or advance any monies to Holdings in respect of intercompany obligations, except that as long as no Event of Default or Potential Default shall be in existence repayments or advances may be made to Holdings in the ordinary course of the business of MLC.

         6.8. ACCOUNTING CHANGE. Make or permit any change in financial accounting policies or financial reporting practices, except as required by Generally Accepted Accounting Principles or regulations of the Securities and Exchange Commission, if applicable.

         6.9. TRANSACTIONS WITH AFFILIATES. Enter into any transaction (including, without limitation, the purchase, sale or exchange of property, the rendering of any services or the payment of management fees) with any Affiliate, except transactions in the ordinary course of, and pursuant to the reasonable requirements of, its business, and in good faith and upon commercially reasonable terms.

         6.10. RESTRICTION ON AMENDMENT OF THIS AGREEMENT. Enter into or otherwise become subject to or suffer to exist any agreement which would require it to obtain the consent of any other person as a condition to the ability of CoreStates and MLC to amend or otherwise modify this Agreement.


                            7.  FINANCIAL COVENANTS

         7.1. MINIMUM TANGIBLE NET WORTH. Tangible Net Worth will not at any time be less than the sum of (i) $9,000,000, (ii) fifty percent (50%) of net income for each Fiscal Quarter ending after December 31, 1996 without deduction for any net losses and (iii) any additions to paid-in capital contributed after December 31, 1996, provided however any additions to paid-in capital after December





Credit Agreement                     - 28 -                         June 5, 1997

31, 1996 which are made for the purpose of enabling MLC to be in compliance with the terms and conditions of this Agreement or any other Loan Document shall not increase minimum Tangible Net Worth requirement if at the time of such addition MLC shall provide written notice of such purpose to the Bank specifying the amount required therefor.

         7.2. DEBT TO TANGIBLE NET WORTH. From and after December 31, 1996, the ratio of Debt (including, without limitation, Debt represented by the Note) to Tangible Net Worth will not exceed 6.5:1 as at the end of any Fiscal Quarter. For the purposes of calculating this ratio, the term "Debt" shall not include any debts with respect to which the creditor does not have recourse to MLC, Holdings or any of their respective assets.

         7.3. MINIMUM INTEREST EXPENSE COVERAGE. From and after December 31, 1996, the ratio of EBITDA to Debt Service for the four (4) most recently ended consecutive Fiscal Quarters will not be less than 1.25:1.

         7.4. BORROWING BASE. The aggregate principal amount of Loans outstanding shall not at any time exceed the Borrowing Base or the Loan Commitment, whichever is less; provided, however, that this covenant shall not be deemed breached if, at the time such aggregate amount exceeds said level, within four Business Days after the earlier of the date MLC first has knowledge of such excess or the date of the next Borrowing Base Certificate disclosing the existence of such excess, a prepayment of Loans shall be made in an amount sufficient to assure continued compliance with this covenant in the future.


                                  8.  DEFAULT

         8.1. EVENTS OF DEFAULT. MLC shall be in default if any one or more of the following events (each an "EVENT OF DEFAULT") occurs:

         (a) PAYMENTS. MLC fails to pay any principal of or interest on the Note when due and payable (whether at maturity, by notice of intention to prepay, or otherwise) or fails to pay when it is due and payable any other amount payable under any Loan Document and such failure shall continue for a period of five days or more.

         (b) COVENANTS. MLC fails to observe or perform (1) any term, condition or covenant set forth in Sections 5.1(a), 5.1(b), 5.1(c), 5.1(g) or 5.1(h), Section 5.2 (first sentence only) or Sections 6.1 through 6.10 of this Agreement, as and when required, or (2) any term, condition or covenant contained in this Agreement or any other Loan Document other than as set forth in (1) above, as and when required and such failure shall continue for a period of 10 days or more.

         (c) REPRESENTATIONS, WARRANTIES. Any representation or warranty made or deemed to be made by MLC or Holdings, as applicable, herein or in any Loan Document or in any exhibit, schedule, report or certificate delivered pursuant hereto or thereto shall prove to have been false, misleading or incorrect in any material respect when made or deemed to have been made.

         (d) BANKRUPTCY. MLC or Holdings is dissolved or liquidated, makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or trustee, commences any proceeding relating to itself





Credit Agreement                      - 29 -                        June 5, 1997
         under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, has commenced against it any such proceeding which remains undismissed for a period of thirty (30) days, or indicates its consent to, approval of or acquiescence in any such proceeding, or any receiver of or trustee for MLC or Holdings or any substantial part of the property of MLC or Holdings is appointed, or if any such receivership or trusteeship to continues undischarged for a period of thirty (30) days.

         (e) CERTAIN OTHER DEFAULTS. MLC or Holdings shall fail to pay when due any Indebtedness for Borrowed Money which singularly or in the aggregate exceeds $250,000, and such failure shall continue beyond any applicable cure period, or MLC or Holdings shall suffer to exist any default or event of default in the performance or observance, subject to any applicable grace period, of any agreement, term, condition or covenant with respect to any agreement or document relating to Indebtedness for Borrowed Money if the effect of such default is to permit, with the giving of notice or passage of time or both, the holders thereof, or any trustee or agent for said holders, to terminate or suspend any commitment (which is equal to or in excess of $250,000) to lend money or to cause or declare any portion of any borrowings thereunder to become due and payable prior to the date on which it would otherwise be due and payable, provided that during any applicable cure period the Bank's obligations hereunder to make further Loans shall be suspended. Notwithstanding anything to the contrary in the immediately preceding sentence, it shall not be an Event of Default hereunder for MLC or Holdings to fail to pay when due any Indebtedness for Borrowed Money so long as MLC or Holdings is contesting in good faith through litigation its obligation to pay such Indebtedness for Borrowed Money; provided, however, that if the aggregate amount of any Indebtedness for Borrowed Money contested by MLC or Holdings exceeds $500,000, MLC and Holdings shall be required to post a bond equal to the amount that such Indebtedness for Borrowed Money exceeds $500,000 (unless CoreStates otherwise agrees in writing at the time).

         (f) JUDGMENTS. Any judgments against MLC or Holdings or against its assets or property for amounts in excess of $250,000 in the aggregate remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of thirty (30) days.

         (g) ATTACHMENTS. Any assets of MLC or Holdings shall be subject to attachments, levies, or garnishments for amounts in excess of $250,000 in the aggregate which have not been dissolved or satisfied within twenty (20) days after service of notice thereof to MLC or Holdings, as applicable.

         (h) CHANGE IN CONTROL. Holdings shall cease to be the record and beneficial owner of all of the issued and outstanding voting and capital stock of MLC; or Phillip G. Norton shall cease either (i) to maintain effective control of the operation of Holdings and MLC or
         (ii) to be the record and beneficial owner of at least 25% of the issued and outstanding shares of the voting and capital stock of Holdings.

         (i) SECURITY INTERESTS. Any security interest created pursuant to any Loan Document shall cease to be in full force and effect, or shall cease in any material respect to give the Bank, the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), superior to and prior to the rights of all third Persons, and subject to no other Liens (except as permitted by Section 6.2).





Credit Agreement                      - 30 -                        June 5, 1997

         (j) MATERIAL ADVERSE CHANGE. In the determination of the Bank, in its sole discretion reasonably exercised, a Material Adverse Change shall have occurred or any event or circumstance shall have occurred which gives reasonable grounds to conclude that MLC or Holdings, as applicable, may not or will not be able to perform or observe in the normal course its obligations under this Agreement, the Note, the Guaranty Agreement, the Security Agreement or any other Loan Document.

THEN and in every such event other than that specified in Section 8.1.(d), the Bank may immediately declare the Note and all other Obligations, including without limitation accrued interest, to be, and they shall thereupon forthwith become due and payable without presentment, demand, or notice of any kind, all of which are hereby expressly waived by MLC. Upon the occurrence of any event specified in Section 8.1.(d), the Note and all other Obligations, including without limitation accrued interest, shall immediately be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by MLC. From and after the date an Event of Default shall have occurred and for so long as an Event of Default shall be continuing, the Loans shall bear interest at the Default Rate.


                                 9.  COLLATERAL

         9.1. COLLATERAL. Except as otherwise specifically set forth herein or in any other Loan Document, any Loans made and outstanding and their repayment at all times shall be secured by a first priority, perfected, security interest in the Collateral (as defined in the Security Agreement, hereinafter referred to as the "COLLATERAL") subject only to Permitted Liens.


                               10.  MISCELLANEOUS

         10.1. WAIVER. No failure or delay on the part of the Bank or any holder of the Note in exercising any right, power or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under any Loan Document. The remedies provided under the Loan Documents are cumulative and not exclusive of any remedies provided by law.

         10.2. AMENDMENTS. No amendment, modification, termination or waiver of any Loan Document or any provision thereof nor any consent to any departure by MLC or Holdings therefrom shall be effective unless the same shall have been approved in writing by the Bank, be in writing and be signed by the Bank and MLC and Holdings, as applicable, and then any such waiver or consent shall be effective only in the instance and for the specific purpose for which given.
No notice to or demand on the MLC or Holdings shall entitle MLC or Holdings to any other or further notice or demand in similar or other circumstances.

         10.3. GOVERNING LAW. The Loan Documents and all rights and obligations of the parties thereunder shall be governed by and be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to Pennsylvania or federal principles of conflict of laws.





Credit Agreement                   - 31 -                           June 5, 1997

         10.4. PARTICIPATIONS AND ASSIGNMENTS. MLC hereby acknowledges and agrees that CoreStates may at any time: (a) grant participations in all or any portion of the Note or of its right, title and interest therein or in or to this Agreement (collectively, "PARTICIPATIONS") to any other lending office of CoreStates or, with the consent of MLC (not to be unreasonably withheld), to any other bank, lending institution or other entity which has the requisite sophistication to evaluate the merits and risks of investments in Participations ("PARTICIPANTS"); provided, however, that: (i) all amounts payable by MLC hereunder shall be determined as if CoreStates had not granted such Participation; and (ii) any agreement pursuant to which CoreStates may grant a Participation: (x) shall provide that CoreStates shall retain the sole right and responsibility to enforce the obligations of MLC hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement; and (y) such participation agreement may provide that CoreStates will not agree to any modification, amendment or waiver of this Agreement without the consent of the Participant if such modification, amendment or waiver would reduce the principal of or rate of interest on any Loan or postpone the date fixed for any payment of principal of or interest on any Loan; and (b) CoreStates may assign any of its obligations under this Agreement and the Loan Documents.

         10.5. CAPTIONS. Captions in the Loan Documents are included for convenience of reference only and shall not constitute a part of any Loan Document for any other purpose.

         10.6. NOTICES. All notices, requests, demands, directions, declarations and other communications between the Bank and the MLC provided for in any Loan Document shall, except as otherwise expressly provided, be mailed by registered or certified mail, return receipt requested, or telegraphed, or faxed, or delivered in hand to the applicable party at its address indicated opposite its name on the signature pages hereto. The foregoing shall be effective and deemed received three days after being deposited in the mails, postage prepaid, addressed as aforesaid and shall whenever sent by telegram, telegraph or fax or delivered in hand be effective when received. Any party may change its address by a communication in accordance herewith.

         10.7. EXPENSES; INDEMNIFICATION. MLC will from time to time reimburse the Bank promptly following demand for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel) in connection with (i) the preparation of the Loan Documents, (ii) the making of any Loans, (iii) the administration of the Loan Documents, and (iv) the enforcement of the Loan Documents. In addition to the payment of the foregoing expenses, MLC hereby agrees to indemnify, protect and hold the Bank and any holder of the Note and the officers, directors, employees, agents, affiliates and attorneys of the Bank and such holder (collectively, the "INDEMNITEES") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature, including reasonable fees and expenses of legal counsel, which may be imposed on, incurred by, or asserted against such Indemnitee by MLC or other third parties and arise out of or relate to this Agreement or the other Loan Documents or any other matter whatsoever related to the transactions contemplated by or referred to in this Agreement or the other Loan Documents; provided, however, that MLC shall have no obligation to an Indemnitee hereunder to the extent that the liability incurred by such Indemnitee has been determined by a court of competent jurisdiction to be the result of gross negligence or willful misconduct of such Indemnitee.

         10.8. SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS. All agreements, representations and warranties made or deemed made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Note. Notwithstanding anything in





Credit Agreement                   - 32 -                           June 5, 1997
this Agreement or implied by law to the contrary, the agreements of MLC set forth in Sections 2.8(e), 2.9, 2.10 and 10.7 shall survive the payment of the Loans and the termination of this Agreement. This Agreement shall remain in full force and effect until the repayment in full of all amounts owed by MLC under the Note or any other Loan Document.

         10.9. SEVERABILITY. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement, the Note or other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, the Note or other Loan Documents or of such provision or obligation in any other jurisdiction.

         10.10. NO FIDUCIARY RELATIONSHIP. No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by the Bank to MLC.

         10.11. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. MLC AND CORESTATES EACH HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE EASTERN DISTRICT OF PENNSYLVANIA AND IRREVOCABLY AGREES THAT, ANY ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THE NOTE, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAYBE LITIGATED IN SUCH COURTS.
EACH PARTY TO THIS AGREEMENT ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENT, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, ANY NOTE, OR SUCH OTHER LOAN DOCUMENT.

         10.12. WAIVER OF JURY TRIAL. MLC AND CORESTATES EACH HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE LENDER/BORROWER RELATIONSHIP ESTABLISHED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. MLC AND CORESTATES EACH ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE TRANSACTION, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. MLC AND CORESTATES EACH FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, MODIFICATIONS, REPLACEMENTS OR RESTATEMENTS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.





Credit Agreement                    - 33 -                          June 5, 1997

         10.13. COUNTERPARTS; EFFECTIVENESS. This Agreement and any amendment hereto or waiver hereof may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and any amendments hereto or waivers hereof shall become effective when the Bank shall have received signed counterparts or notice by fax of the signature page that the counterpart has been signed and is being delivered to it or facsimile that such counterparts have been signed by all the parties hereto or thereto.

         10.14. USE OF DEFINED TERMS. All words used herein in the singular or plural shall be deemed to have been used in the plural or singular where the context or construction so requires. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

         10.15. OFFSETS. Nothing in this Agreement shall be deemed a waiver or prohibition of the Bank's right of banker's lien or offset.

         10.16. ENTIRE AGREEMENT. This Agreement, the Note issued hereunder and the other Loan Documents constitute the entire understanding of the parties hereto as of the date hereof with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect hereto or thereto.





Credit Agreement                        - 34 -                      June 5, 1997

         IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.

                                                                    MLC GROUP, INC.


                                                                    By:
                                                                        ----------------------------------
                                                                        Phillip G. Norton
                                                                        Chairman of the Board, Chief
                                                                        Executive Officer and President
Notices To:

MLC Group, Inc.
11150 Sunset Hills Road
Suite 110
Reston, Virginia  20190
FAX No. 703-834-5718


                                                                    CORESTATES BANK, N.A.


                                                                    By:
                                                                        ----------------------------------
                                                                        Michael J. Labrum, Vice President

Notices To:
Mr. Michael J. Labrum
Vice President
CoreStates Bank, N.A.
Transportation Leasing and Construction Industry Services
FC 1-8-11-24
1339 Chestnut Street
Philadelphia, PA  19107
FAX No. (215) 973-6054





Credit Agreement                    - 35 -                          June 5, 1997

                         REFERENCE TABLE OF DEFINITIONS



DEFINITION                                                                       PAGE DEFINED
Accounts Receivable Aging Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Additional Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Administrative Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
AMC Inventory and Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
AMC Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Asset Management Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Base Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Borrowing Base  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Borrowing Base Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Capitalized Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Capitalized Lease Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
CoreStates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
CoreStates Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Credit Termination Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Debt Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Default Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Dollars . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
EBITDA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Eligible AMC Inventory and Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Eligible Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Eligible Non-AMC Inventory and Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . 4
Eligible Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Environmental Control Statutes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
ERISA Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Federal Funds Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Fiscal Quarter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Generally Accepted Accounting Principles  . . . . . . . . . . . . . . . . . . . . . . . . . 5
Governmental Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5





Credit Agreement                       - 36 -                       June 5, 1997

Guaranty Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Hazardous Substances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Holdings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Indebtedness for Borrowed Money . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Indemnitees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Intangible Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Interest Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Investment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Investment Grade Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
LIBO Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
LIBO Rate Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
LIBO Rate Reserve Percentage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Lien  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Loan Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Loan Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
MLC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Multiemployer Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Net Cost  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Net Present Value of Lease Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Non-AMC Inventory and Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Non-Investment Grade Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Operating Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Ordinary Course Sale or Financing . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
PBGC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Pension Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Permitted Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Potential Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Present Value of Lease Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Prohibited Transaction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Regulation D  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Regulatory Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11





Credit Agreement                      - 37 -                        June 5, 1997

Reportable Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Security Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Solvent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Tangible Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Termination Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Unfunded Pension Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Unrecognized Retiree Welfare Liability  . . . . . . . . . . . . . . . . . . . . . . . .  12





Credit Agreement                     - 38 -                         June 5, 1997

                                                                       EXHIBIT A



[CORESTATES LOGO]


                                      NOTE


$15,000,000                                                     Philadelphia, PA
                                                                    June 5, 1997

For Value Received, MLC GROUP, INC., a Virginia corporation ("MLC"), hereby promises to pay to the order of CORESTATES BANK, N.A. (the "BANK"), in lawful currency of the United States of America in immediately available funds at the Bank's offices located at Broad and Chestnut Streets, Philadelphia, Pennsylvania, on the earliest to occur of demand, acceleration of the maturity date as provided in the Credit Agreement described below or the Credit Termination Date, the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000) or, if less, the then unpaid principal amount of all Loans made by the Bank pursuant to the Credit Agreement (defined below).

MLC promises also to pay interest on the unpaid principal amount hereof in like money at such office from the date hereof until paid in full at the rates and at the times provided in the Credit Agreement.

This Note is the Note referred to in, is entitled to the benefits of and is secured by security interests referred to in the Credit Agreement, dated as of June 5, 1997 by and between MLC and the Bank (as such may be amended, modified, supplemented, restated or replaced from time to time, the "CREDIT AGREEMENT"). Capitalized terms used in this Note but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement. This Note is subject to voluntary prepayment and mandatory repayment prior to demand, acceleration of maturity or the Credit Termination Date, in whole or in part, as provided in the Credit Agreement.

In case an Event of Default shall occur and be continuing, the maturity date of the principal of and the accrued interest on this Note may be accelerated and be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

MLC hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Notwithstanding the face amount of this Note, the undersigned's liability hereunder shall be limited, at all times, to the actual aggregate outstanding indebtedness to the Bank relating to such Bank's Loans, including all principal and interest, together with all fees and expenses as provided in the Credit Agreement, as established by the Bank's books and records which shall be conclusive absent manifest error.





Note                              - 1 -                             June 5, 1997

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO PENNSYLVANIA OR FEDERAL PRINCIPLES OR CONFLICT OF LAWS.



                                        MLC GROUP, INC.

                                        By
                                           ------------------------------------
                                           Phillip G. Norton, Chairman of the
                                           Board, Chief Executive Officer and
                                           President






Note                                 - 2 -                          June 5, 1997

                                                                       EXHIBIT B

                           BORROWING BASE CERTIFICATE



Date of Certificate:
                           -------------------------

Date of Information:
                           -------------------------



To:  CORESTATES BANK, N.A.


Gentlemen:

This Borrowing Base Certificate is delivered to you pursuant to the terms of Sections 4.1(b) or 5.1(g), as appropriate, of the Credit Agreement, dated as of June 5, 1997, as currently in effect. Capitalized terms used without definition below have the same meanings as they have in the Credit Agreement.

We hereby certify that:

1. No Potential Default or Event of Default has occurred and is continuing as of the date of this Borrowing Base Certificate.

2. There has been no Material Adverse Change since [insert the date of the most recent financial statements delivered to the Bank pursuant to the terms of Section 5.1 of the Credit Agreement], except as disclosed on the attached schedules.

3. The information set forth on the attached schedules is true, current and complete as of the date of this Borrowing Base Certificate.


                                       MLC GROUP, INC.



                                       By
                                          ------------------------------
                                       Name:
                                       Title:






Borrowing Base Certificate                 - 1 -                    June 5, 1997

                                MLC GROUP, INC.
                   COMPUTATION OF BORROWING BASE AVAILABILITY
                                              ,
                   ---------------------------  -------------

COLLATERAL LOAN VALUE

A.       Eligible Leases @ the lesser of:
         (a) 100% of the acquisition cost
         of the equipment subject to such
         Leases or (b) 100% of the Net
         Present Value of Lease Payments           $
                                                    -------------

B.       Eligible Receivables @ 100%
         (subject to $3,000,000 sublimit)          $
                                                    -------------

C.       Eligible AMC Equipment
         and Inventory @ 100%                      $
                                                    -------------

D.       Eligible Non-AMC Equipment
         and Inventory @ 90%
         (subject to $1,000,000 sublimit)          $
                                                    -------------

1.       Total Eligible Collateral                                           $
                                                                              --------------------

MAXIMUM LOANS

2.       Maximum Loans: $15,000,000                                          $       15,000,000.00

CREDIT USAGE

3.       Aggregate Loan Balance (principal) at date of certificate           $
                                                                              --------------------
LOAN AVAILABILITY

4.       Line 1 minus Line 3                                                 $
                                                                              --------------------

5.       Line 2 minus Line 3                                                 $
                                                                              --------------------

6.       Availability (Line 4 or Line 5 whichever is less)                   $
                                                                              --------------------

7.       Amount of Loan Requested This Date (if any)                         $
         (Not to exceed line 6)                                               --------------------





Borrowing Base Certificate                - 2 -                     June 5, 1997

Certification:                             MLC GROUP, INC.



Date:                                      By:
       --------------------------------         -------------------------------
                                           Name:
                                           Title:






Borrowing Base Certificate               - 3 -                      June 5, 1997

                                MLC GROUP, INC.
                      NEW COLLATERAL INFORMATION SCHEDULE
                                FOR BORROWING ON
                                                     ,
               --------------------------------------  ----------

MLC Group, Inc. has requested this date that a Loan be made to it by CoreStates Bank, N.A. The following table sets forth information with respect to items being added to the Collateral with this request for a Loan.

MLC Group, Inc. has delivered the original counterpart of each lease to CoreStates Bank, N.A. and it represents and warrants hereby that all other copies of each lease are clearly marked to indicate that each is not the lessor's original counterpart of that lease.



Customer      Contract      Monthly         Lease     Remaining      Gross           Equipment
Name          Number        Payment         Term(1)   Term(2)        Remaining(3)    Cost(4)
------------  -----------   -----------     -------   -----------    ------------    ------------




                                                                     ------------    ------------
                                                      Totals


                                                   MLC GROUP, INC.


                                                   By
                                                      -------------------------
                                                   Name:
                                                   Title:






----------------------------------

    (1)   This is the original term of months of the lease.

    (2) This is the number of months remaining on the lease at the date of this Schedule.

    (3) This is the gross amount remaining payable in respect of the lease minus the unearned finance charge.

    (4) This is the purchase price of the equipment to MLC Group, Inc. as shown on the invoice of the manufacturer or distributor of the equipment.

Borrowing Base Certificate                  - 4 -                   June 5, 1997

                                MLC GROUP, INC.
                   COLLATERAL CUMULATIVE INFORMATION SCHEDULE
                                             ,
                       ----------------------  ----------


As of the date listed above, MLC Group, Inc. has pledged, assigned and created security interests in the Collateral listed below all of which is in effect at the date hereof.



Customer      Contract      Monthly         Lease     Remaining      Gross           Equipment
Name          Number        Payment         Term(1)   Term(2)        Remaining(3)    Cost(4)
------------  -----------   -----------     -------   -----------    ------------    ------------




                                                                     ------------    ------------
                                                      Totals

                                                   MLC GROUP, INC.


                                                   By
                                                      -------------------------
                                                   Name:
                                                   Title:






----------------------------------

    (1)   This is the original term of months of the lease.

    (2) This is the number of months remaining on the lease at the date of this Schedule.

    (3) This is the gross amount remaining payable in respect of the lease minus the unearned finance charge.

    (4) This is the purchase price of the equipment to MLC Group, Inc. as shown on the invoice of the manufacturer or distributor of the equipment.

Borrowing Base Certificate                   - 5 -                  June 5, 1997

                                                                       EXHIBIT C



[CORESTATES LOGO]


                               SECURITY AGREEMENT




         This Security Agreement, dated June 5, 1997, by and between MLC GROUP, INC., a Virginia corporation, with its main business office located at 11150 Sunset Hills Road, Suite 110, Reston, Virginia 20190 (the "DEBTOR") and CORESTATES BANK, N.A., a national banking association (the "SECURED PARTY"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned in the Credit Agreement (defined below).

                             PRELIMINARY STATEMENT

         This Security Agreement is entered into in accordance with and is a condition precedent to any Loan under the Credit Agreement.

         NOW, THEREFORE, the Debtor and the Secured Party, intending to be legally bound, agree as follows:

         1.      DEFINITIONS.

         As used herein the following terms shall have the meanings indicated:

         (A) "ACCOUNTS," "CHATTEL PAPER," "DOCUMENTS," "EQUIPMENT," "GENERAL INTANGIBLES," "INSTRUMENTS," "INVENTORY" and "PROCEEDS" shall have the meanings assigned to them under the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania and shall be applicable solely for purposes of the Collateral.

         (B)     "COLLATERAL" means

                 (i) all the Debtor's Chattel Paper consisting of all leases of personal property (including Leases), all Inventory and/or Equipment consisting of all of the personal property leased pursuant to such Chattel Paper and all returned and repossessed items of Inventory and Equipment previously related to such Chattel Paper,

                 (ii)     Receivables, and

                 (iii) all of the Debtor's Inventory and Equipment (including, without limitation, all AMC Inventory and Equipment and all Non-AMC Inventory and Equipment).

now or hereafter collaterally assigned to the Secured Party pursuant to one or more security agreements, assignment agreements or other agreements, now or hereafter entered into between the Debtor and the





Security Agreement                     - 1 -                        June 5, 1997

Secured Party, all whether now owned or hereafter acquired or arising; all amendments, replacements, accessions, accessories, substitutions for, and all parts affixed to or used in connection with any the foregoing; all rights, powers, privileges and monies due or to become due thereunder; all Accounts, Instruments, Documents, contract rights and General Intangibles relating thereto; all cash and non-cash Proceeds of all of the foregoing, including without limitation, insurance Proceeds; any balance or share belonging to the Debtor of any deposit, agency or other account with the Secured Party and any other amounts which may be owing from time to time by the Secured Party to the Debtor; and all property of any nature whatsoever of the Debtor now or hereafter in the possession of or assigned or hypothecated to the Secured Party, together with all products and Proceeds (including insurance Proceeds) of any of the foregoing. The term "Collateral" shall not include any Inventory or Chattel Paper that has been sold to a third party or refinanced with another lender pursuant to an Ordinary Course Sale or Financing (provided, however, that if any of such Inventory or Chattel Paper is ever returned to the Debtor, it shall once again be deemed "Collateral").

         (C) "CREDIT AGREEMENT" means that certain Credit Agreement, dated the date hereof (as such agreement may be amended, restated, modified, replaced or substituted hereafter) between the Debtor and CoreStates Bank, N.A.

         (D) "LEASE" means any capital lease or operating lease (or conditional sales agreement or any similar financing arrangement) upon which the Debtor is the lessor or an assignee of the lessor which lease is included in the Collateral.

         (E) "LIABILITIES" means all existing and future indebtedness and other liabilities, absolute or contingent, direct or indirect, primary or secondary, of the Debtor to the Secured Party arising hereunder or in respect of the Note or otherwise in connection with the Credit Agreement or any Loan Document plus all obligations of the Debtor to the Secured Party in respect of any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

         (F) "PREVAILING INTEREST RATE" as of any date means the highest rate of interest then payable by the Debtor under any Loan.

         2.      GRANT OF SECURITY; ASSIGNMENT OF LEASES.

         To secure the payment, promptly when due, and the punctual performance of all of the Liabilities, the Debtor hereby:

         (A) pledges and assigns to the Secured Party, and grants to the Secured Party and agrees that the Secured Party shall have, a general continuing lien upon and security interest in all the Collateral, which lien and security interest shall be a general continuing first priority lien upon and security interest in all the Collateral.

         (B) assigns and transfers to the Secured Party all Debtor's right, title and interest in and to all rentals and other amounts payable under the Leases, and all proceeds from insurance and any proceeding, payable to or receivable by the Debtor under or in connection therewith, and all rights, powers and remedies (but none of the duties or obligations, if any) of the Debtor under the Leases, including all rights of the Debtor to give and receive any notice, consent, waiver, demand or approval under or in respect of





Security Agreement                     - 2 -                        June 5, 1997
the Leases, to exercise any election or option thereunder or in respect thereof, to accept any surrender of any property subject thereto, to execute and deliver any bill of sale for any such property, and to do all other things which Debtor is entitled to do under the Leases.

         3.      LEASES.

         (A) The Debtor shall remain liable as lessor under the Leases to perform all the obligations assumed by the Debtor thereunder. The obligations of Debtor under the Leases may be performed by Secured Party or any subsequent assignee of the Secured Party ("SUBSEQUENT SECURED PARTY") without releasing Debtor therefrom. The Secured Party or any Subsequent Secured Party shall have no liability or obligation under the Leases by reason of this Agreement and shall not, by reason of this Agreement, be obligated to perform any of the obligations of Debtor under the Leases or to file any claim or take any other action to collect or enforce any payment assigned hereunder.

         (B) The Debtor hereby agrees (i) to perform duly and punctually each of the terms, conditions and covenants contained in the Leases, and (ii) subject to the Debtor's business judgment and reasonable commercial practice, to exercise promptly and diligently each and every right it may have under the Leases.

         (C) The Debtor does hereby warrant and represent that all Leases are in full force and effect and that the Debtor has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as this Agreement shall remain in effect, the whole or any part of the rights hereby assigned, to anyone other than the Secured Party.

         (D) Subject to the provisions of this Agreement, and until the occurrence of an Event of Default and upon demand by the Secured Party, the Debtor may exercise all the rights and enjoy all the benefits of the lessor under the Leases.

         4. BOOKS AND RECORDS. The Debtor shall faithfully keep complete and accurate books and records and make all necessary entries therein to reflect the quantities, costs, current values and locations of all Collateral, the events and transactions giving rise thereto and all payments, credits and adjustments applicable thereto, shall keep the Secured Party fully and accurately informed as to the locations of all such books and records and shall permit the Secured Party's agents to have such access to them and to any other records pertaining to the Debtor's business as the Secured Party may request from time to time.

         5.      CONTROL OF AND ACCESS TO COLLATERAL.

         (A) Prior to any Lease being included in the Borrowing Base calculation, each originally executed Lease included in the Collateral shall be
(i) marked "original" and legended in form satisfactory to the Secured Party to indicate that it is the original of the Lease with all other copies marked "copy" and (ii) delivered by the Debtor to the Secured Party together with either (a) in the case of equipment not leased pursuant to an Asset Management Contract, the original paid invoices for the equipment being leased or (b) in the case of equipment leased pursuant to an Asset Management Contract, a list of the invoices for the equipment being leased (which list shall include the invoice number, invoice date, vendor identity, description of equipment, amount of invoice and the number and date of the MLC check whereby the invoice was paid by MLC). Further, if Lender shall so request in connection with its periodic reviews of the Collateral and the Borrowing Base (or at any time after the occurrence of an Event of Default), MLC





Security Agreement                    - 3 -                         June 5, 1997
shall make available to Lender the original paid invoices with respect to all equipment related to Leases, regardless of whether such Leases were made pursuant to Asset Management Contracts.

         (B) Upon the occurrence of an Event of Default, the Secured Party shall have the right at any time to take possession of the Collateral or any part thereof. Notwithstanding any such taking of possession, the Collateral shall remain at all times at the Debtor's sole risk, and to the full extent permitted by law the Secured Party shall not be responsible for any loss, damage or diminution in the value thereof. All costs of transportation, packaging, custody, processing, storage, and insurance of any unit or item of Collateral which may be incurred by the Secured Party shall be promptly repaid to the Secured Party by the Debtor together with interest thereon at the Prevailing Interest Rate, and the Debtor's liability to the Secured Party for such repayment with interest shall be included in the Liabilities.

         (C) If any item or unit of Collateral is now or hereafter the subject of a certificate of title or is required by law so to be, the Debtor will promptly procure the necessary certificate of title and take all steps necessary to cause the Secured Party's lien or security interest therein to be noted on the face of such certificate and undertake such other steps as may be necessary to assure that the Secured Party has a first priority, perfected security interest in each such item or unit of Collateral, and shall thereafter deposit the original of such certificate of title with the Secured Party.

         (D) The Debtor shall immediately notify the Secured Party of any event causing any deterioration, loss or depreciation in value of any substantial portion of the Collateral and the Debtor's best estimate of the amount of such deterioration, loss or depreciation.

         (E) The Debtor shall afford the Secured Party's agents access to the Collateral from time to time upon request for purposes of examination, inspection and appraisal thereof and to verify the Debtor's books and records pertaining thereto. After an Event of Default and upon the Secured Party's demand therefor, the Debtor shall assemble the Collateral and make it available to the Secured Party at such place reasonably convenient to both parties as the Secured Party may designate, and the Secured Party's rights to such assemblage shall be enforceable by injunction. If an Event of Default shall not exist, the Secured Party shall furnish written prior notice to the Debtor reasonably in advance of any intended examination, inspection, appraisal and verification and such activity shall commence during the Debtor's normal business hours.

         (F) From and after the occurrence of an Event of Default hereunder, the Debtor shall pay to the Secured Party on demand any and all expenses of conducting any and all periodic examinations or reviews or causing any periodic examinations or reviews of Collateral determined to be appropriate by the Secured Party (including but not limited to reasonable attorneys' fees and legal expenses) which may be incurred by the Secured Party, with interest at the Prevailing Interest Rate.

         (G) Upon an Event of Default, the Secured Party is hereby granted a license or other right to use, without charge, Debtor's labels, intellectual property, or use of any name, trade secrets, tradenames, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and Debtor's rights under all licenses and all franchise agreements shall inure to the Secured Party's benefit.

         6. MAINTENANCE OF COLLATERAL; SALE. Subject to the Debtor's business judgment and reasonable commercial practice, the Debtor shall take good care of the Collateral and shall afford it suitable





Security Agreement                     - 4 -                        June 5, 1997
preventive maintenance. The Debtor shall pay the cost of all repairs to or maintenance of the Collateral and shall not permit anything to be done that might in any way impair the value of any of the Collateral or any of the security intended to be afforded by this Agreement. The Debtor shall conscientiously adhere to a well designed internal control system with respect to the Collateral, and such system shall be capable of permitting the Debtor and the Secured Party to identify readily at any time the location and condition of each and every item of Collateral. The Debtor will not permit any of the Collateral to become or be a fixture. The Debtor shall not sell, exchange, salvage, replace or dispose of any items or unit of its Inventory or Equipment or any of its rights therein, except that so long as the Debtor is not in default hereunder, it shall have the right to sell its Inventory and Equipment in each case in the ordinary course of its business and it shall have the right to lease or re-lease its Inventory and Equipment in the ordinary course of its business.

         7.      INSURANCE.

         (a) The Debtor shall bear the risk of each item or unit of Inventory and Equipment being lost, destroyed, irreparably damaged or rendered permanently unfit for sale, lease or use or being damaged in part, from any cause whatsoever at any time during the term of this Agreement, and shall at its own cost and expense obtain and keep in full force and effect, in kind and form reasonably satisfactory to the Secured Party, or in the alternative shall cause the lessee under each applicable Lease to do the same with respect to Inventory or Equipment subject to the lessee's Lease, all risk of physical loss or damage insurance covering the Inventory and Equipment wherever the same may be located, insuring against the risks of fire, explosion, theft and such other risks as are customarily insured against by organizations engaged in the same business and similarly situated with the Debtor (and specifically including vandalism, malicious mischief coverage, loss overboard and breakage), in an amount usually carried by organizations engaged in the same business or similarly situated with the Debtor. All policies of such insurance shall be written for the benefit of the Debtor as the insured.

         (b) If the Debtor or the applicable lessee fails to pay any premium on any such insurance, the Secured Party shall have the right, but shall be under no obligation, to pay such premium for the Debtor's account. The Debtor shall repay to the Secured Party on demand all sums which the Secured Party shall have paid under this section in respect of insurance premiums, with interest thereon at the Prevailing Interest Rate, and the Debtor's liability to the Secured Party for such repayment with interest shall be included in the Liabilities. The Debtor hereby assigns to the Secured Party any return or unearned premium which may be due upon the cancellation for any reason whatsoever of any policy of insurance maintained in respect of the Collateral and hereby directs the insurer to pay the Secured Party any amount so due. The Debtor's right to receive payment of any such return or unearned premium and the proceeds of any such insurance shall constitute a part of the Collateral for all purposes hereof.

         8.      TITLE TO COLLATERAL.

         (A) The Debtor has acquired or shall acquire absolute and exclusive title to each and every item or unit of the Collateral free and clear of all liens, claims, security interests and other encumbrances, except as permitted under the Credit Agreement, and the Debtor shall warrant and defend its title to the Collateral, subject to the rights of the Secured Party, against the claims and demands of all persons whomsoever. Without limiting the generality of the foregoing, the Debtor shall not pledge, assign or otherwise encumber, or permit any liens or security interests (other than those in favor of the Secured





Security Agreement                    - 5 -                         June 5, 1997

Party) to attach to, any of the Collateral, nor permit any of the Collateral to be levied upon under any legal process.

         (B) The Secured Party may, at its sole election but without obligation to do so, discharge any unpermitted encumbrance pertaining to the Collateral and all expenses incurred by the Secured Party in so doing, together with interest thereon at the Prevailing Interest Rate, shall be added to the Liabilities and shall be payable by the Debtor on demand.

         9. TAXES AND LIENS. The Debtor shall promptly notify the Secured Party in the event there ever arises against any of the Collateral any lien, assessment or tax or other liability, whether or not entitled to priority over the Secured Party's security interest hereunder. In any such event, whether or not such notice is given, the Secured Party shall have the right (but shall be under no obligation) to pay any tax or other liability of the Debtor deemed by the Secured Party in good faith to affect the Secured Party's interests hereunder. The Debtor shall repay to the Secured Party on demand all sums which the Secured Party shall have paid under this section in respect of taxes or other liabilities of the Debtor, with interest thereon at the Prevailing Interest Rate, and the Debtor's liability to the Secured Party for such repayment with interest shall be included in the Liabilities. The Secured Party shall be subrogated to the extent of any such payment by it to all the rights and liens of the payee against the Debtor's assets.

         10.     COLLECTION OF ACCOUNTS, ETC.

         (A) Until otherwise notified by the Secured Party, the Debtor may collect all the Accounts but the Proceeds of all Accounts so collected by the Debtor shall be held by the Debtor in trust for the Secured Party. The Secured Party may at any time during the existence of an Event of Default terminate the authority hereby given to the Debtor to collect the Proceeds of such Accounts and, acting if it so chooses in the Debtor's name, collect such Accounts itself, directly or through an agent, sell, assign, compromise, discharge or extend the time for payment of such Accounts, institute legal action for the collection of such Accounts and do all acts and things necessary or incidental thereto, and the Debtor hereby ratifies all that the Secured Party shall lawfully do under the authority hereby granted to it. The Secured Party may at any time during the existence of an Event of Default, without notice to the Debtor, notify any account debtor on any such Account that such Account has been assigned to the Secured Party and is to be paid directly to the Secured Party. Alternatively, at its election the Secured Party may require the Debtor to, and in such event the Debtor at its sole expense will, notify its account debtors that payments thereon are thenceforth to be made directly to the Secured Party. Without the written consent of the Secured Party in each case, the Debtor shall not compromise, discharge, extend the time for payment of or otherwise grant any indulgence or allowance with respect to any such Account except for minor indulgences or allowances in the ordinary course of business which are not related to an extension or restructuring of credit to an account debtor of a duration in excess of 30 days in any instance.

         (B) If any such Account arises out of a contract with the United States or any department, agency or instrumentality thereof, the Debtor will immediately so notify the Secured Party in writing and will execute all instruments and take all steps required by the Secured Party in order that the security interest of the Secured Party hereunder in all such Accounts under such contract and the Proceeds thereof shall be perfected under the Federal Assignment of Claims Act.

         (C) From and after the occurrence and during the continuance of any Event of Default, if any of the Collateral is or becomes evidenced by a promissory note, draft, trade acceptance, Chattel Paper,





Security Agreement                     - 6 -                        June 5, 1997

Instrument or Document of Title, the Debtor will promptly deliver the same to the Secured Party appropriately endorsed to the Secured Party's order. Regardless of the form of such endorsement, the Debtor hereby waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto. The Debtor will promptly notify the Secured Party of any Material Adverse Change of which it has knowledge in the financial condition of any account debtor on any material Account pertaining to a Lease or in the collectibility of any of such Accounts, and of all claims, rejections, returns and adjustments which may result in a material reduction of the liability of an account debtor on any such Account.

         11.     LOCATIONS OF THE COLLATERAL; NAME.

         (A) If any of the Collateral or any of the Debtor's records concerning any of the Collateral are at any time to be located on premises leased by the Debtor, or any premises owned by the Debtor subject to a mortgage or other lien, the Debtor shall obtain and deliver to the Secured Party, prior to the delivery of any such Collateral or books or records to such premises, an agreement in form satisfactory to the Secured Party waiving the landlord's, mortgagee's or other lienholder's right to enforce against the Collateral or the Debtor's records concerning the same and assuring the Secured Party's access to such Collateral and books and records to facilitate the Secured Party's exercise of its rights to take possession thereof. The location of Debtor's chief executive office and all locations at which the Debtor maintains a place of business are set forth in Schedule A, and the Debtor agrees to provide the Secured Party annually with a list of each location of any such place of business or the establishment of any additional place of business of the Debtor.

         (B) The Debtor represents and warrants that at no time during the past five (5) years has it been known by or used any other name, including any trade or fictitious name, except as disclosed in Schedule A.

         12. FURTHER ASSURANCES. The Debtor shall continue to conduct its business in substantially the manner heretofore conducted and will make no material changes therein which might impair the security of the Secured Party. The Debtor shall execute and deliver to the Secured Party from time to time all such other agreements, instruments and other documents (including without limitation all requested financing and continuation statements) and do all such other and further acts and things as the Secured Party may reasonably request in order further to evidence or carry out the intent of this Agreement or to perfect the liens and security interests created hereby or intended so to be.

         13.     DEFAULT AND REMEDIES.

         (A) The Debtor shall be in default hereunder upon the occurrence of any one of the following events (each an "Event of Default"):

                 (1) the Debtor shall fail to pay any amount payable in respect of any Liability when due (including the expiration of any applicable grace periods).

                 (2) any representation, warranty or information herein, heretofore or hereafter furnished to the Secured Party by the Debtor in connection with any of the Liabilities, including any warranty made by the Debtor through the submission of





Security Agreement                     - 7 -                        June 5, 1997
                          any schedule, statement, certificate or other document pursuant to or in connection with this Agreement, shall be false in any material respect.

                 (3) the Debtor shall fail to timely perform any of its obligations under this Agreement.

                 (4) there shall exist any Potential Default or Event of Default as defined under the Credit Agreement.

         (B) Upon the occurrence of any Event of Default which shall be continuing, (i) unless the Secured Party elects otherwise, the entire unpaid amount of such of the Liabilities as is not then otherwise due and payable shall become immediately due and payable without notice to or demand on the Debtor, (ii) the Secured Party or its agents may enter the Debtor's premises to exercise the Secured Party's right to take possession of any Collateral, and
(iii) the Secured Party may at its option exercise from time to time any and all rights and remedies available to it under the Uniform Commercial Code or otherwise, including the right to assemble, receipt for, adjust, modify, repair, refurnish or refurbish (but without any obligation to do so) or foreclose or otherwise realize upon any of the Collateral and to dispose of any of the Collateral at one or more public or private sales or other proceedings. The Debtor agrees that the Secured Party or its nominee may become the purchaser at any such sale or sales. The Debtor further agrees that ten (10) days shall be reasonable prior notice of the date of any public sale or other disposition of all or any part of the Collateral, or of the date on or after which any private sale or other disposition of the same may be made.

         (C) The exercise by the Secured Party of any one right or remedy shall not be deemed a waiver or release of or any election against any other right or remedy, and the Secured Party may proceed against the Debtor and the Collateral and any other collateral granted by the Debtor to the Secured Party under any other agreement, all in any order and through any available remedies. A waiver on any one occasion shall not be construed as a waiver or bar on any future occasion. All property of any kind held at any time by the Secured Party as Collateral shall stand as one general continuing collateral security for all the Liabilities and may be retained by the Secured Party as security until all the Liabilities are fully satisfied. The Debtor shall pay to the Secured Party on demand any and all expenses (including reasonably attorneys' fees and legal expenses) which may have been incurred by the Secured Party with interest at the Prevailing Interest Rate (i) in the prosecution or defense of any action growing out of or connected with the subject matter of this Agreement, the Liabilities, the Collateral or any of the Secured Party's rights therein or thereto; or (ii) in connection with the custody, preservation, use, operation, preparation for sale or sale of any of the Collateral, the incurring of all of which are hereby authorized to the extent the Secured Party deems the same advisable. The Debtor's liability to the Secured Party for any such payment with interest shall be included in the Liabilities. The Proceeds of any Collateral received by the Secured Party at any time before or after default, whether from a sale or other disposition of Collateral or otherwise, or the Collateral itself, may be applied to the payment in full or in part of such of the Liabilities and in such order and manner as the Secured Party may elect. The Debtor to the extent of its rights in the Collateral waives and releases any right to require the Secured Party to collect any of the Liabilities from any other of the Collateral or any other collateral then held by the Secured Party under any theory of marshaling of assets or otherwise.

         14. POWER OF ATTORNEY. The Debtor hereby irrevocably appoints any officer, employee or agent of the Secured Party as the Debtor's true and lawful attorney-in-fact with power to (i) endorse the Debtor's name upon any notes, checks, drafts, money orders, or other instruments or payments or other





Security Agreement                     - 8 -                        June 5, 1997

Collateral that may come into the Secured Party's possession; (ii) sign and endorse the Debtor's name upon any documents of title, invoices, freight or express bills, assignments, verifications and notices in connection with any of the Collateral, and any instruments or documents relating thereto or to the Debtor's rights therein; and (iii) execute in the Debtor's name and file one or more financing, amendment and continuation statements covering the Collateral. Any such attorney of the Debtor shall have full power to do any and all things necessary to be done with respect to the above transactions as fully and effectually as the Debtor might do, and the Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.

         15. FINANCING STATEMENTS. The Debtor shall execute all financing statements and amendments thereto as the Secured Party may request from time to time to evidence the security interest granted to the Secured Party hereunder and will pay all filing fees and taxes, if any, necessary to effect the filing thereof. Wherever permitted by law, the Debtor authorizes the Secured Party to file financing statements with respect to the Collateral without the signature of the Debtor. A copy of this Agreement or a copy of any financing statement prepared in connection with this Agreement may itself be filed as a financing statement.

         16.     MISCELLANEOUS.

         (A) This Agreement shall commence on the date hereof and shall continue in full force and effect so long as any of the Liabilities shall exist from time to time.

         (B) No modification or waiver of any provision hereof shall be effective unless the same is in writing and signed by the party against whom its enforcement is sought. This Agreement and any amendment hereto or waiver of any provision hereof may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         (C) The representations, warranties, covenants and agreements contained herein are all material and continuing, and any breach of them shall constitute a material breach of this Agreement.

         (D) All the rights and remedies of the Secured Party hereunder shall be concurrent and cumulative with and not alternative to or in lieu of the Secured Party's rights and remedies under any other agreement or agreements.

         (E) This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, except that the Debtor shall not assign any of its rights hereunder without the Secured Party's prior written consent.

         (F) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         (G) No persons other than the Debtor and the Secured Party, and the assignees of the Secured Party, are intended to be benefitted hereby or shall have any rights hereunder, as third-party beneficiaries or otherwise.





Security Agreement                   - 9 -                          June 5, 1997

         (H) The Debtor acknowledges that this Agreement and the obligations of the Debtor hereunder and the security created or intended to be created hereby have constituted, and were intended by the Debtor to constitute, a material inducement to the Secured Party to enter into the Credit Agreement and other agreements referred to therein, knowing that the Secured Party will rely upon this Agreement. The Debtor intends to be legally bound hereby.

         (I) This Agreement shall be deemed to be a contract made under and shall be construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to Pennsylvania or federal principles of conflict of laws.

         IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.

                                                                    DEBTOR

                                                                    MLC GROUP, INC.


                                                                    By
                                                                       ---------------------------------------
                                                                       Phillip G. Norton
                                                                       Chairman of the Board, Chief
                                                                       Executive Officer and President

Notices To:

MLC Group, Inc.
11150 Sunset Hills Road
Suite 110
Reston, Virginia  20190
FAX No. 703-834-5718


                                                                    SECURED PARTY

                                                                    CORESTATES BANK, N.A.


                                                                    By
                                                                       ---------------------------------------
                                                                       Michael J. Labrum, Vice President
Notices To:
Michael J. Labrum
Vice President
CoreStates Bank, N.A.
Transportation Leasing and Construction Industry Services
FC 1-8-11-24
1339 Chestnut Street
Philadelphia, PA  19107
FAX No. (215) 973-6054





Security Agreement                       - 10 -                     June 5, 1997

SCHEDULE A



1. None of the Collateral or books and records relating to the Collateral is or will be located or used at any location other than the following:

                 11150 Sunset Hills Road, Suite 110, Reston, Virginia 21090 5220 Spring Valley, Suite 202, Dallas, TX 75240
                 5130 Bonita Road, Suite C, Bonita, CA 91502
                 6616 Six Forks Road, Suite 201, Raleigh, NC 27615
                 1900 Point West Way, Suite 120, Sacramento, CA 95815
                 406 Willowbrook Lane, West Chester, PA 19382
                 1000 Johnson Ferry Road, Suite G-150, Marietta, GA 30068 1177 High Ridge Road, Stanford, CT 06905
                 1933 Greenwich, San Francisco, CA 94125
                 950 N. Raddant Road, Batavia, IL 60510
                 2895  113th Street, Grand Praire, TX 75050
                 3209 Wellington Court, Suite G, Raleigh, NC 27615
                 Mt. Ridge Business Park, 1248 Sussex Turnipike, Suite C1,
                  Randolph, NJ 07869


2. The location of the Debtor's chief executive office and all locations at which the Debtor maintains a place of business are as follows:

                 Chief executive office:   11150 Sunset Road, Suite 110,
                                            Reston, VA 21090

                 Other locations:

                 5220 Spring Valley, Suite 202, Dallas, TX 75240
                 5130 Bonita Road, Suite C, Bonita, CA 91502
                 6616 Six Forks Road, Suite 201, Raleigh, NC 27615
                 1900 Point West Way, Suite 120, Sacramento, CA 95815
                 406 Willowbrook Lane, West Chester, PA 19382
                 1000 Johnson Ferry Road, Suite G-150, Marietta, GA 30068 1177 High Ridge Road, Stanford, CT 06905
                 1933 Greenwich, San Francisco, CA 94125
                 950 N. Raddant Road, Batavia, IL 60510
                 2895  113th Street, Grand Praire, TX 75050
                 3209 Wellington Court, Suite G, Raleigh, NC 27615
                 Mt. Ridge Business Park, 1248 Sussex Turnipike, Suite C1,
                   Randolph, NJ 07869

3. During the past five years the Debtor has not used or been known by any other name, including any trade or fictitious name, except that the Debtor was formerly known as "Municipal Leasing Corporation".





Security Agreement                      - 1 -                       June 5, 1997

                                                                       EXHIBIT D



[CORESTATES LOGO]




                               GUARANTY AGREEMENT




         This Guaranty Agreement is executed and delivered on June 5, 1997 (this "AGREEMENT") by MLC HOLDINGS, INC., a Delaware corporation ("HOLDINGS"), in favor of CORESTATES BANK, N.A., a national banking association ("CORESTATES BANK").

                             PRELIMINARY STATEMENT

         MLC Group, Inc. ("MLC") and CoreStates Bank are entering into a $15,000,000 Credit Agreement of even date herewith (such agreement as it may be amended from time to time after the date hereof, the "CREDIT AGREEMENT"). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Credit Agreement.

         Holdings is the owner, beneficially and of record, of 100% of the issued and outstanding capital stock of MLC and as such will benefit for the extension of credit to MLC pursuant to the Credit Agreement.

         It is a condition to the making of any Loan under the Credit Agreement that this Agreement be executed and delivered by Holdings in favor of CoreStates Bank and be in continuous full force and effect.

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Holdings hereby makes the following representations and warranties to CoreStates Bank and covenants and agrees with CoreStates Bank as follows:

         1. CONTINUING AND UNCONDITIONAL GUARANTY. Holdings hereby unconditionally and absolutely guaranties to and for CoreStates Bank the due performance, including without limitation the prompt payment when due or within any applicable grace period, whether at stated maturity, upon acceleration or otherwise and at all times thereafter of any and all obligations of MLC owed to CoreStates Bank under the Credit Agreement and the Note and Loan Documents referred to therein, or under any renewals, extensions or modifications thereof, or any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement relating to the foregoing (the "OBLIGATIONS") irrespective of (a) any lack of enforceability of any Obligation, (b) any change of the time, manner, place of payment, or any other term of any Obligation, (c) any exchange, release or non-perfection of any collateral securing payment of





Guaranty Agreement                    - 1 -                         June 5, 1997
any Obligation, (d) any law, regulation or order of any jurisdiction affecting the genuineness, validity, or rights of CoreStates Bank with respect to the Obligations or any instruments evidencing any of the Obligations, or (e) any other circumstance which might otherwise constitute a defense to or discharge of Holdings. Holdings agrees that its obligations hereunder are irrevocable; that a separate action or actions may be brought and prosecuted against Holdings regardless of whether MLC is joined in any such action or actions; and that Holdings waives the benefit of any statute of limitations affecting its liabilities hereunder or the enforcement hereof.

         If, absent the provisions of this paragraph, this Agreement would be held or determined to be void, invalid or unenforceable on account of the amount of Holdings's aggregate liability under this Agreement, then, notwithstanding any other provision of this Agreement to the contrary, the aggregate amount of such liability shall, without any further action by Holdings, CoreStates Bank or any other person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding, which (without limiting the generality of the foregoing) may be an amount which is not greater than the greater of the excess of the amount of the fair saleable value of the assets of Holdings, over the amount of all liabilities of Holdings (all as determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors), (a) as of the date hereof, and (b) as of the date of the enforcement of this Agreement. Nothing contained in this paragraph shall be deemed to waive, diminish or modify Holdings's representations, acknowledgments or recitals set forth herein, in the Credit Agreement or in any other Loan Document.

         Holdings agrees that its obligations as a guarantor shall not be impaired, modified, changed, released, or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of MLC or its estate in bankruptcy, resulting from the operation of any present or future provision of the bankruptcy laws or other similar statute, or from the decision of any court in a bankruptcy proceeding. Notwithstanding any provision herein to the contrary, the Obligations shall include all amounts that would otherwise constitute Obligations but for the fact that they are unenforceable or not allowable due to the existence of any proceedings or taking of any actions under any such laws. This Agreement shall continue to be effective, or shall be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored or returned by CoreStates Bank in connection with any proceeding involving MLC, Holdings or any other person under any bankruptcy, insolvency, reorganization or similar laws relating to relief of debtors.

         This is a continuing guaranty and shall remain in full force and effect and be binding upon Holdings, its successors and assigns until payment in full of all the Obligations.

         2. PAYMENT OF OBLIGATIONS. In furtherance of, and not limiting Holdings' obligations pursuant to Section 1 hereof, upon the occurrence of an Event of Default under the Credit Agreement or any demand by CoreStates Bank upon MLC for payment of any amount in respect of any Obligation, Holdings shall immediately pay the Obligation or Obligations demanded (as determined pursuant to Section 1 hereof) in lawful currency of the United States of America and in same day funds to the office of CoreStates Bank as set forth in the Credit Agreement, or to such other location as CoreStates Bank may from time to time specify. Notwithstanding anything to the contrary contained herein or elsewhere, it shall not be necessary for CoreStates Bank to make any demand upon or bring any legal, equitable or other action, institute suit, to exhaust it rights against MLC or any other guarantor of MLC, or to proceed, enforce or exhaust its rights against any security given to secure payment of the Obligations.





Guaranty Agreement                     - 2 -                        June 5, 1997

         3. WAIVERS. Holdings hereby waives all notices of any character whatsoever with respect to this Agreement and the Obligations, including but not limited to notice of the acceptance hereof and reliance hereon, of the present existence or future incurring of any Obligations, of the amounts, terms and conditions thereof, and of any defaults thereon and further waives the defenses of diligence, presentment for payment, protest, demand or extensions of time for payment. Holdings hereby consents to the taking of, or failure to take, from time to time without notice to Holdings, any such action of any nature whatsoever with respect to the Obligations and with respect to any rights against any person or persons or in any property, including but not limited to any renewals, extensions, modifications, postponements, compromises, settlements, substitutions, refusals or failures to exercise or enforce, indulgences, waivers, surrenders, exchanges and releases, and Holdings will remain fully liable hereon notwithstanding any of the foregoing. Holdings hereby waives the benefit of all laws now or hereafter in effect in any way limiting or restricting the liability of Holdings hereunder, including without limitation (a) all defenses whatsoever to Holdings' liability hereunder except the defense of payment made on account of the Obligations to CoreStates Bank and Holdings' liability hereunder; (b) all right to stay of execution and exemption of property in any action to enforce the liability of Holdings hereunder; and (c) all rights accorded Holdings under any other statutory provisions of any other applicable jurisdiction affecting the rights of CoreStates Bank to enforce the obligations of Holdings under this Agreement.

         4. REPRESENTATIONS AND WARRANTIES. Holdings hereby represents and warrants to CoreStates Bank as follows:

                 (a) ORGANIZATION; GOOD STANDING. Holdings is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority necessary to own its assets, carry on its business and enter into and perform its obligations hereunder and under the other Loan Documents to which it is a party. Holdings is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which it is required to so qualify.

                 (b) CORPORATE AUTHORITY. The making and performance of this Agreement and the other Loan Documents to which Holdings is a party are within Holdings' power and authority and have been duly authorized by all necessary corporate action. The making and performance of this Agreement and the other Loan Documents to which Holdings is a party (i) do not and under present law will not require any consent or approval of any of Holdings' shareholders or any other person, and (ii) do not and under present law will not violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, do not and will not violate any provision of Holdings' charter or by-laws, do not and will not result in any breach of any agreement, lease or instrument to which Holdings is a party, by which Holdings is bound or to which any of its assets are or may be subject. Holdings is not in default in any material respect under any of the foregoing.

                 (c) VALIDITY OF DOCUMENTS. This Agreement and the other Loan Documents to which Holdings is a party, if any, are, or when executed and delivered will be, the legal, valid and binding obligation of Holdings enforceable against it in accordance with its terms. Except as has been duly obtained, no authorization, consent, approval, license, exemption of or filing or registration with any court, governmental agency or other tribunal is or under present law will be necessary to the validity or performance of this Agreement or the other Loan Documents to which Holdings is a party.





Guaranty Agreement                    - 3 -                         June 5, 1997

                 (d) CONFIRMATION OF CREDIT AGREEMENT REPRESENTATIONS AND WARRANTIES. All representations and warranties with respect to MLC or Holdings which are set forth in the Credit Agreement and the other Loan Documents are true and correct as of their respective dates.

         5. COVENANTS. Holdings hereby covenants and agrees that from and after the date hereof and so long as any Obligation remains unpaid or outstanding:

                 (a) ASSISTANCE TO MLC. It will provide its full assistance and cooperation in order to enable MLC to comply with all covenants and agreements set forth in the Credit Agreement and the other Loan Documents to the extent such covenants and agreements relate to MLC, its assets, business and operations.

                  (b) CREDIT AGREEMENT AFFIRMATIVE AND NEGATIVE COVENANTS. It will comply with each of the affirmative covenants set forth in Sections 5.2 through 5.14 of the Credit Agreement and the negative covenants set forth in Sections 6.1 and 6.10 of the Credit Agreement substituting its name for the name of MLC throughout as fully as if set forth herein without the necessity of restating each and every said covenant herein.

         6. EXPENSES. In addition to all other liabilities of Holdings hereunder, Holdings also agrees to pay to CoreStates Bank, on demand, all reasonable costs and expenses (including reasonable fees, costs and disbursements of counsel) which may be incurred in the enforcement of the Obligations or the liabilities of Holdings hereunder.

         7. MODIFICATION OF OBLIGATIONS. Holdings hereby consents and agrees that without further notice to or assent from it, the amount of the Obligations, the time of payment of any or all the Obligations may be changed, any other term or condition relating to any or all the Obligations may be changed, MLC may be discharged from any or all the Obligations, any composition or settlement relating thereto may be consummated and accepted, and that Holdings will remain bound upon this Agreement notwithstanding any or all of the foregoing.

         8. NO WAIVERS; RIGHTS AND REMEDIES CUMULATIVE. No failure on the part of CoreStates Bank to exercise, and no delay in exercising, any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by CoreStates Bank of any right, power or remedy preclude any other further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies provided herein shall be in addition to and not exclusive of any rights or remedies provided at law or in equity, and may be exercised in such order as CoreStates Bank shall determine, in its sole discretion.

         9. OTHER GUARANTIES. A subsequent guaranty by any other guarantor of any of the Obligations shall not be deemed to be in lieu of or to supersede or terminate this Agreement but shall be construed as an additional or supplementary guaranty unless otherwise expressly provided therein; and if any other guarantor has given to CoreStates Bank a previous guaranty or guaranties, this Agreement shall be construed to be an additional or supplementary guaranty, and not to be in lieu thereof or to terminate such previous guaranty or guaranties.

         10. RIGHT OF SET-OFF. Upon an Event of Default under the Credit Agreement, CoreStates Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits at any time held and other indebtedness at any time owing by CoreStates Bank





Guaranty Agreement                      - 4 -                       June 5, 1997
to or for the credit of Holdings against any and all of the obligations of Holdings now or hereafter existing under this Agreement.

         11. WAIVER OF SUBROGATION. Notwithstanding anything to the contrary in this Agreement, Holdings hereby irrevocably waives all rights it may have at law or in equity (including, without limitation, any law subrogating any guarantor to the rights of CoreStates Bank) to seek contribution, indemnification or any other form of reimbursement from MLC, any other guarantor or any other person now or hereafter primarily or secondarily liable for any obligations of MLC to CoreStates Bank, for any disbursement made by Holdings under or in connection with this Agreement or otherwise.

         12. TERMINATION OF GUARANTY. Nothing except payment in full of all the Obligations shall release Holdings from liability under this Agreement. This Agreement will be returned when (a) all Obligations shall have been paid in full, and (b) the term of the Credit Agreement shall have expired.

         13. BINDING EFFECT; ASSIGNMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of Holdings and CoreStates Bank and their respective successors and assigns, except that Holdings may not assign or otherwise transfer any of its rights hereunder. CoreStates Bank may at any time sell, assign, pledge, grant participations in or otherwise transfer its rights under this Agreement in whole or in part.

         14. AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended if such amendment is in writing and is signed by Holdings and CoreStates Bank, and any provision of this Agreement may be waived by CoreStates Bank.

         15. GOVERNING LAW; JURISDICTION. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO PENNSYLVANIA OR FEDERAL PRINCIPLES OF CONFLICT OF LAWS. Holdings hereby consents to the jurisdiction of the courts of Pennsylvania in any action or proceeding which may be brought against it under or in connection with this Agreement or any transaction contemplated hereby or to enforce any agreement contained herein, and in the event any such action or proceeding shall be brought against it, Holdings agrees not to raise any objection to such jurisdiction or to the laying of venue in Philadelphia County. Holdings agrees that service of process in such action or proceeding may be duly effected upon it by service in accordance with the provisions of the Uniform Interstate and International Procedure Act.

         IN WITNESS WHEREOF, MLC Holdings, Inc. has executed this Agreement as of the day and year first above written.


                                        MLC HOLDINGS, INC.



                                        By
                                           ------------------------------------
                                           Philip G. Norton, Chairman of the
                                           Board, Chief Executive Officer and
                                           President






Guaranty Agreement                      - 5 -                       June 5, 1997

                                                                       EXHIBIT E


                             COMPLIANCE CERTIFICATE


         The undersigned officers of MLC Group, Inc. ("MLC") and MLC Holdings, Inc. ("Holdings") hereby certify to CoreStates Bank, N.A. (the "Bank"), as required by that certain Credit Agreement, dated June 5, 1997 (the "Agreement") between MLC and the Bank (terms not defined herein to have the meanings defined in the Agreement) that as such officers they are authorized to execute this certificate on behalf of MLC and Holdings and do further certify that:

            1. Each of MLC and Holdings has complied and is in compliance with all covenants, agreements and conditions in the Agreement and each other Loan Document at the date hereof.

            2. Each representation and warranty contained in the Agreement and each other Loan Document is true and correct at the date hereof.

            3. No Event of Default or Potential Default under the Agreement or any other Loan Document exists at the date hereof.

            4. No Material Adverse Change has occurred since the date of the Agreement.

            5. The covenant compliance calculations set forth in Attachment 1 hereto are true and correct at the dates specified.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate in his capacity as an officer of MLC this ___ day of ______________, _______.




                                                   MLC GROUP, INC.



                                                   By:
                                                       ------------------------
                                                   Name:
                                                   Title:

                                                                ATTACHMENT NO. 1
                                                       TO COMPLIANCE CERTIFICATE


                        COVENANT COMPLIANCE CALCULATIONS
                                MLC GROUP, INC.
                    for the (quarter, year)
                                            ---------------
                         ending
                                ----------------------


1.       Section 7.1      MINIMUM TANGIBLE NET WORTH.

         Tangible Net Worth will not at any time be less than the sum of (i) $9,000,000, (ii) fifty percent (50%) of net income for each Fiscal Quarter ending after December 31, 1996 without deduction for any net losses and (iii) any additions to paid-in capital contributed after December 31, 1996, provided however any additions to paid-in capital after December 31, 1996 which are made for the purpose of enabling MLC to be in compliance with the terms and conditions of this Agreement or any other Loan Document shall not increase minimum Tangible Net Worth requirement if at the time of such addition MLC shall provide written notice of such purpose to the Bank specifying the amount required therefor.

                                  CALCULATION:





2.       Section 7.2      DEBT TO TANGIBLE NET WORTH.

           This ratio shall not be greater than 6.5:1 at the end of any Fiscal Quarter.

                                  CALCULATION:





3.       Section 7.3     MINIMUM INTEREST EXPENSE COVERAGE.

           The ratio of EBITDA to Debt Service for the four (4) most recently ended consecutive Fiscal Quarters will not be less than 1.25:1.

                                  CALCULATION:

                                                                      SCHEDULE I

                              DISCLOSURE SCHEDULE


SECTION 3.2 STOCK OWNERSHIP (only holders of 5% or more of the relevant company's stock are named)


MLC Holdings, Inc.

         Stockholder                                                 Percentage Held
         -----------                                                 ---------------
         J.A.P. Investment Group, L.P.                                 39.6%
         Bruce M. and Elizabeth D. Bowen                               14.8%
         William J. Slaton                                              7.8%
         Kevin M. Norton                                                7.3%
         Patrick J. Norton                                              7.3%



MLC Group, Inc.

         Stockholder                                                 Percentage Held
         -----------                                                 ---------------
         MLC Holdings, Inc.                                           100.00%


SECTION 3.3      LITIGATION

None.


SECTION 3.5      CHANGES TO FINANCIAL STATEMENTS

None.


SECTION 3.7      CONTESTED TAXES

None.

SECTION 3.12     SUBSIDIARIES AND INVESTMENTS IN OTHER PERSONS

None, except that MLC is a wholly owned subsidiary of Holdings.


SECTION 3.13     ADDITIONAL PERMITTED LIENS

None.